AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1996
                     Global High Yield Securities Portfolio
                        Latin American Equity Portfolio
                           European Equity Portfolio
                         International Bond Portfolio
                             Small Cap Portfolio and
                         Pacific Basin Equity Portfolio
                                File No. 811-7774



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT No. 11

                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                 6 St. James Avenue, Boston, Massachusetts 02116
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 617-423-0800

      Philip W. Coolidge, 6 St. James Avenue, Boston, Massachusetts 02116
                    (Name and Address of Agent for Service)

BT0416B


                                EXPLANATORY NOTE


         This Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

         This Amendment No. 11 (the "Amendment") to the Registration Statement includes Part A and Part B relating to Global High Yield Securities Portfolio, Latin American Equity Portfolio, International Bond Portfolio, European Equity Portfolio, Small Cap Portfolio and Pacific Basin Equity Portfolio, each a series of the Registrant, and incorporates by reference herein: Part A and Part B of Amendment No. 8 relating to Liquid Assets Portfolio; Part A and Part B of Amendment No. 9 relating to Asset Management Portfolio II and Asset Management Portfolio III; and Part A and Part B of Amendment No. 10 relating to U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio and EAFE(R) Equity Index Portfolio.

         The purpose of the Amendment is to update the Registration Statement with financial information for Global High Yield Securities Portfolio, Latin American Equity Portfolio, Small Cap Portfolio and Pacific Basin Equity Portfolio, as of these series' fiscal year ended September 30, 1995. As of the same date, European Equity Portfolio and International Bond Portfolio had not commenced investment operations.

BT0416B
                            BT INVESTMENT PORTFOLIOS
                     GLOBAL HIGH YIELD SECURITIES PORTFOLIO
                         LATIN AMERICAN EQUITY PORTFOLIO
                               SMALL CAP PORTFOLIO
                         PACIFIC BASIN EQUITY PORTFOLIO

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

          BT Investment Portfolios (the "Trust") is a no-load, open-end management investment company which was organized as a trust under the laws of the State of New York on March 27, 1993. Beneficial interests in the Trust are divided into separate series, each having a distinct investment objectives and policies, four of which, Global High Yield Securities Portfolio, Latin American Equity Portfolio, Small Cap Portfolio and Pacific Basin Equity Portfolio (each a "Portfolio" and, collectively, the "Portfolios") are described herein. Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The investment objective of each Portfolio is as follows:

         GLOBAL HIGH YIELD SECURITIES PORTFOLIO. The Portfolio seeks high current income from investment in a non-diversified portfolio of high yield, non-investment grade debt securities issued in many of the world's securities markets. Capital appreciation will be considered when consistent with the primary investment objective of high current income. The Portfolio intends to invest in high risk, lower quality debt securities commonly referred to as "junk bonds" and regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation as well as in the debt securities of issuers located in emerging markets, Brady bonds and other sovereign debt. The Portfolio may borrow money for investment purposes and invest up to 10% of its assets in restricted securities (including 144A securities), which may involve greater risk and increased Portfolio expenses.

         The Global High Yield Securities Portfolio is classified as a "non-diversified" investment company under the 1940 Act and may invest a greater portion of its assets in a single issuer than a diversified fund. As a result, the Portfolio may be more susceptible to any single economic, political or regulator occurrence than a diversified fund.

         Under normal circumstances, at least 65% of the Portfolio's assets will be invested in high yield, noninvestment grade debt securities of both governmental and corporate issuers in both the major industrialized markets and the so-called "emerging markets." The world's industrialized markets generally include but are not limited to the following: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States; the world's emerging markets generally include but are not limited to the following: Argentina, Bolivia, Brazil, Chile, China, Colombia, Costa Rica, the Czech Republic, Ecuador, Egypt, Greece, Hungary, India, Indonesia, Israel, the Ivory Coast, Jordan, Malaysia, Mexico, Morocco, Nicaragua, Nigeria, Pakistan, Peru, the Philippines, Poland, Portugal, Rumania, Russia, Slovakia, Slovenia, South Africa, South Korea, Sri Lanka, Taiwan, Thailand, Turkey, Uruguay, Venezuela, Vietnam and Zimbabwe. The Portfolio may also invest in securities of issuers located in Eastern Europe which may at any time revert back to communist governments and nationalized industries. Higher risk is associated with investing in developed countries such as expropriation and withholding dividends at the source.

         Although Bankers Trust Company ("Bankers Trust"), the Trust's investment adviser (the "Adviser") considers each of the above countries, both industrialized and emerging, eligible for investment pursuant to the Portfolio's objective, the Portfolio will not be invested in all such markets at all times. Furthermore, investing in some of these markets may be neither feasible nor desirable from time to time, due to the lack of adequate custodial arrangements for the Portfolio's assets, exchange controls and overly burdensome repatriation, the lack of organized and liquid securities markets, and unacceptable political risks. Under normal circumstances, the Portfolio will invest in at least three of the emerging markets listed above.

         The Portfolio generally invests in securities which are rated BBB or lower by Standard & Poor's Corporation ("S&P") or Baa or lower by Moody's Investors Service, Inc. ("Moody's") or, if unrated, of comparable quality in the opinion of Bankers Trust. Securities which are rated BBB by S&P or Baa by Moody's either have speculative characteristics or are speculative. A description of the rating categories is contained in the Appendix. There is no lower limit with respect to the rating categories for securities in which the Portfolio may invest.

         Lower-rated securities will usually offer higher yields than higher-rated securities. However, there is more risk associated with these investments. This is because of the reduced creditworthiness and increased risk of default that these securities carry. Lower-rated securities generally tend to reflect short-term corporate and market developments to a greater extent than higher-rated securities which react primarily to fluctuations in the general level of interest rates. Short-term corporate and market developments affecting the prices and liquidity of lower-rated securities could include adverse news impacting major issues, and underwriters or dealers in lower-rated or unrated securities. In addition, since there are fewer investors in lower-rated securities, it may be harder to sell securities at an optimum time.

         An economic downturn may adversely affect the value of some lower-rated bonds. Such a downturn may especially affect highly leveraged companies or companies in cyclically sensitive industries, where deterioration in a company's cash flow may impair its ability to meet its obligation to pay principal and interest to bondholders in a timely fashion. From time to time, as a result of changing conditions, issuers of lower-rated bonds may seek or may be required to restructure the terms and conditions of the securities they have issued. As a result of these restructurings, holders of lower-rated securities may receive less principal and interest than originally expected at the time such bonds were purchased. In the event of a restructuring, the Portfolio may bear additional legal or administrative expenses in order to maximize recovery from an issuer. The secondary trading market for lower-rated bonds is generally less liquid than the secondary trading market for higher-rated bonds.

         NON-DIVERSIFIED INVESTMENT COMPANY. The Global High Yield Securities Portfolio is classified as a "non-diversified" investment company so that with respect to 50% of the Portfolio's assets it will be able to invest more than 5% of its assets in obligations of one or more issuers, while being limited with respect to the other half of its assets to investments not exceeding 5% of the Portfolio's total assets. (A "diversified" invest company would be required under the 1940 Act to maintain at least 75% of its assets in cash (including foreign currency), cash items, U.S. Government securities, and other securities limited per issuer to not more than 5% of the investment company's total assets.) In order to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the "Code"), the Portfolio, among other thins, may not invest more than 25% of its asset in obligations of any one issuer (other than U.S. Government securities). As a "non-diversified" investment company, the Portfolio may invest a greater proportion of its assets in the securities of a smaller number of issuers and therefore may be subject to greater market and credit risk than a more broadly diversified fund.

         The Portfolio will not have more than 25% of the current value of its total assets in any single industry, provided that this restriction shall not apply to debt securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

         OTHER INVESTMENTS AND INVESTMENT TECHNIQUES. The Portfolio may also utilize the following investments and investment techniques and practices: foreign currency exchange transactions, options on foreign currencies, options on foreign bond indices, futures contracts on foreign bond indices, options on futures contracts, when-issued or delayed delivery securities, zero coupon securities and floating rate bonds and securities lending. See "Additional Information" for further information.

         LATIN AMERICAN EQUITY PORTFOLIO. The Portfolio seeks long-term capital appreciation from investments primarily in the equity securities (or other securities with equity characteristics) of companies domiciled in, or doing business in, Latin America; the production of any current income is incidental, to this objective.

         Under normal circumstances, the Portfolio invests at least 65% of the value of its total assets in the equity securities of Latin American issuers. For the purposes of this Registration Statement, "Latin America" is defined as Mexico, and all the countries in Central America and South America, including Argentina, Brazil, Chile and Venezuela. The Portfolio will invest in Argentina, Brazil, Chile, Colombia, Peru, Mexico and Venezuela.

         As used in this Registration Statement, "securities of Latin American issuers" is defined as: (i) securities of companies the principal securities trading market for which is Latin America; (ii) securities, traded in any market, of companies that derive 50% or more of their total revenue from either goods or services produced in Latin America or sales made in Latin America;
(iii) securities of companies organized under the laws of,and with a principal office in, Latin America; and (iv) securities issued or guaranteed by the government of a country in Latin America, its agencies or instrumentalities, political subdivisions or the central bank of such a country. Determinations as to eligibility will be made by Bankers Trust, under the supervision of the Board of Trustees of the Trust, based on publicly available information and inquiries made to the companies.

         Bankers Trust intends to consider investment only in those countries in Latin America in which it believes investing is feasible and does not involve undue political risk. At the date of this amendment, this list included Argentina, Brazil, Chile, Columbia, Mexico, Peru and Venezuela. The list of acceptable countries will be reviewed by Bankers Trust and approved by the Trust's Board of Trustees on a periodic basis and any additions or deletions with respect to such list will be made in accordance with changing economic and political circumstances involving such countries.

         The Portfolio's investments will be diversified among at least three Latin American countries. Criteria for determining the appropriate distribution of investments among various countries and regions include the prospects for relative growth among foreign countries, expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships and the range of alternative opportunities available to international investors. The Portfolio seeks to benefit from economic and other developments in Latin America.

         Bankers Trust will seek to select individual investments for the Portfolio. Criteria for selection of individual securities include the issuer's competitive position, prospects for growth, managerial strength, earnings quality, underlying asset value, relative market value and overall marketability. The Portfolio may invest in securities of companies having various levels of net worth, including smaller companies whose securities may be more volatile than securities offered by larger companies with higher levels of net worth.

         ADDITIONAL INVESTMENT TECHNIQUES. The Portfolio may also utilize the following investments and investment techniques and practices: foreign currency exchange transactions, options on foreign currencies, American Depositary Receipts ("ADRs"), Global Depositary Receipts("EDRs"), European Depositary

Receipts ("EDRs"), options on stocks, options on foreign stock indices, futures contracts on foreign stock indices, options on futures contracts, when-issued and delayed delivery securities (including Rule 144A securities) and securities lending. See "Additional Information" for further information.

         SMALL CAP PORTFOLIO. The Portfolio seeks long-term capital growth from investments primarily in the equity securities of smaller companies. The production of any current income is secondary to this objective. The Portfolio's policy is to invest in equity securities of smaller companies that Adviser, believes are in an early stage or transitional point in their development and have demonstrated or have the potential for above average capital growth. The Adviser will select companies which have the potential to gain market share in their industry, achieve and maintain high and consistent profitability or produce increased earnings. The Adviser also seeks companies with strong company management and superior fundamental strength.

         The Adviser employs a flexible investment program in pursuit of the Portfolio's investment objective. The Adviser takes advantage of its market access and the research available to it to select investments in promising growth companies that are involved in new technologies, new products, foreign markets and special developments, such as research discoveries, acquisitions, recapitalizations, liquidations, or management changes, and companies whose stock may be undervalued by the market. These situations are only illustrative of the types of investment the Portfolio may make. The Portfolio is free to invest in any common stock which in the Adviser's judgement provides above average potential for long-term growth of capital and income.

         Under normal market conditions, the Portfolio will invests at least 65% of the value of its total assets in smaller companies (market capitalizations of less than $750 million at the time of purchase that offer strong potential for capital growth). Small capitalization companies have the potential to show earnings growth over time that is well above the growth rate of the overall economy. The Portfolio may also invest in larger, more established companies that the Adviser believes may offer the potential for strong capital growth due to their relative market position, anticipated earnings growth, changes in management or other similar opportunities. The Portfolio will follow a disciplined selling process to lessen market risks.

         For temporary defensive purposes, when in the opinion of the Adviser market conditions warrant, the Portfolio may invest all or a portion of its assets in common stocks or larger, more established companies or in fixed-income securities or short-term money market securities. To the extent the Portfolio is engaged in temporary defensive investments, the Portfolio will not be pursuing its investment objective.

         The Portfolio may also invest up to 25% of its assets in similar securities of foreign issuers. For further information on foreign investments and related hedging techniques, see "Risk Factors," "Additional Information" and Part B to this Registration Statement.

         ADDITIONAL INVESTMENT TECHNIQUES. The Portfolio may also utilize the following investments and investment techniques and practices: foreign investments, options on stocks, options on stocks indices, options on futures contracts, foreign currency exchange transactions, options on foreign currencies, Rule 144A securities, when-issued and delayed delivery securities, securities lending and repurchase agreements. See "Additional Information" for further information.

         PACIFIC BASIN EQUITY PORTFOLIO. The Portfolio seeks long-term capital appreciation from investment primarily in the equity securities (or other securities with equity characteristics) of companies domiciled in, or doing business in the Pacific Basin region, other than Japan; the production of any current income is incidental to this objective. Investment in such securities involves certain consideration which are not normally involved in investment in securities of U.S. issuers. The Portfolio may invest up to 10% of its assets in restricted securities (including 144A securities) which may involve greater risk and increased Portfolio expenses.

         Under normal circumstances, at least 65% of the Portfolio's assets will be invested in equity securities of issuers domiciled in, or doing business in, the Pacific Basin region, other than Japan. This shall include securities of issuers: (1) which are organized under the laws of Pacific Basin countries (see below); (2) for which the principal securities trading market is in a Pacific Basin country; and (3) which derive a significant proportion (at least 50 percent) of their revenues or profits from goods produced or sold, investments made, or services performed in the countries of the Pacific Basin or which have at least 50 percent of their assets situated in the countries of the Pacific Basin. The production of any income is incidental to this objective.

         For the purpose of this Registration Statement, the "Pacific Basin" includes, but is not limited to the following countries: Hong Kong, India, Indonesia, Malaysia, New Zealand, Pakistan, the Philippines, Singapore, Sri Lanka, South Korea, Thailand and Taiwan.

         The Portfolio will be managed using a disciplined, value-oriented investment philosophy that stresses the inherent value of, and the medium term outlook for, the companies under examination. Experience has proven that often the real basis of a business is quite different from that perceived by the market: a misconception that usually results in its shares trading below its true business or replacement value. The exploitation of this "perception/reality" gap is a hallmark of the investment style that has been adopted for the Portfolio, and a potential source of value for its investors.

         "Value" investing means trying to find companies which are mispriced by the market for reasons of neglect, fashion or misconception. These opportunities arise out of legislative changes, industrial restructuring and technology advancements, for example. As a result, the Adviser, and the sub-investment adviser attach great importance to analyzing trends and accessing possible breaks with traditional price patterns. At the company level, the emphasis is placed on assessing the inherent "business" value of the firm. While this often varies from the stock market's valuation, the Adviser and the sub-investment adviser believe a company's stock price tends to gravitate to their "business" value over time.

         The Portfolio invests primarily in the equity securities of foreign issuers, consisting of common stock and other securities with equity characteristics. These issuers are primarily established companies based in developed countries outside the United States. However, the Portfolio may also invest in securities of issuers in underdeveloped countries. Investments in these countries will be based on an acceptable degree of risk in anticipation of superior returns. Under normal circumstances, the Portfolio will invest at least 65% of the value of its total assets in the equity securities of issuers based in at least three countries in the Pacific Basin.

         The Portfolio will not invest more than 20% of the value of its total assets in issuers domiciled in China.

         For further discussion of the unique risks associated with investing in foreign securities in both developed and under developed countries, see "Risk Factors" herein and in Part B.

         The Portfolio's investments will generally be diversified among several geographic regions and countries in the Pacific Basin. Criteria for determining the appropriate distribution of investment among various countries and regions include the prospects for relative growth among foreign countries, expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships and the range of alternative opportunities available to international investors.

         In countries and regions with well-developed capital markets where more information is available, Bankers Trust will seek to select individual investments for the Portfolio. Criteria for selection of individual securities include the issuer's competitive position, prospects for growth, managerial strength, earnings quality, underlying asset value, relative market value and overall marketability. The Portfolio may invest in securities of companies having various levels of net worth, including smaller companies whose securities may be more volatile than securities offered by larger companies with higher levels of net worth.

         In other countries and regions where capital markets are underdeveloped or not easily accessed and information is difficult to obtain, the Portfolio may choose to invest only at the market level. Here, the Portfolio may seek to achieve country exposure through use if options of futures based on an established local index. Similarly, country exposure may also be achieved through investments in other registered investment companies. Restrictions on both these types of investments are fully explained herein and in Part B.

         The remainder of the Portfolio's assets will be invested in dollar and non- dollar denominated short-term instruments. These investments are subject to the conditions described under "Short-Term Investment" below.

         OTHER INVESTMENTS AND INVESTMENT TECHNIQUES. The Portfolio may also utilize the following investments and investment techniques and practices; foreign currency exchange transactions, options on foreign currencies, ADRs, GDRs, EDRs, options on stocks, options on foreign stock indices, future contracts on foreign stock indices, options on futures contracts, when-issued and delayed delivery securities and repurchase agreements. See "Additional Information" for further information.

          Investments in the Portfolios are not obligations of, or guaranteed by, the Adviser with respect to each Portfolio, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

         Additional information about the investment policies of each Portfolio appears in Part B. There can be no assurance that the investment objective of the Portfolios will be achieved.

         EQUITY INVESTMENTS. Equity investments include investments in common stock and other securities with equity characteristics. "Equity securities" are defined as common stock, preferred stock, trust or limited partnership interests, rights and warrants, to subscribe to or purchase such securities. These investments may or may not pay dividends and may or may not carry voting rights. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock usually of the same company, at specified prices within a certain period of time and to receive interest or dividends until the holder elects to exercise the conversion privilege. Since the Portfolios invest in both common stock and convertible securities, the risks of the general equity markets may be tempered to a degree by the Portfolio's investments in convertible securities which are often not as volatile as equity securities. Convertible securities, consisting of debt securities or preferred stock that may be converted into common stock or that carry the right to purchase common stock. In the case of Latin American Equity Portfolio and Pacific Basin Equity Portfolio, equity securities also includes sponsored or unsponsored by ADRs, GDRs and EDRs. With the exception of Global High Yield Securities Portfolio, each Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets and may invest in restricted or unlisted securities.

         With respect to certain countries in which capital markets are either less developed or not easily accessed, investments by the Portfolio may be made through investment in other investment companies that in turn are authorized to invest in the securities of such countries. Investment in other investment companies is limited in amount by the Investment Company Act of 1940, as amended (the "1940 Act") will involve the indirect payment of a portion of the expenses, including advisory fees, of such other investment companies and may result in a duplication of fees and expenses.

         SHORT-TERM INSTRUMENTS. The Portfolios intend to stay invested in the securities described above to the extent practical in light of each Portfolios objective and long-term investment perspective. However, each Portfolio's assets may be invested in short-term instruments with remaining maturities of 397 days or less to meet anticipated redemptions and expenses for day-to-day operating purposes and when, in Bankers Trust's opinion, it is advisable to adopt a temporary defensive position because of unusual and adverse conditions affecting the equity markets.

         In addition, when a Portfolio experiences large cash inflows through the sale of securities and desirable equity securities, that are consistent with the Portfolio's investment objective, which are unavailable in sufficient quantities or at attractive prices, the Portfolio may hold short-term investments for a limited time pending availability of such equity securities. Short-term instruments consist of foreign and domestic: (i) short-term obligations of sovereign governments, their agencies, instrumentalities, authorities or political subdivisions; (ii) other short-term debt securities rated Aa or higher by Moody's Investors Service, Inc. ("Moody's") or AA or higher by Standard & Poor's Corporation ("S&P") or, if unrated, of comparable quality in the opinion of Bankers Trust; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and banker's acceptances; and (v) repurchase agreements. At the time the Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer of the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper or bank obligations rated Prime-1 by Moody's or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of Bankers Trust. These instruments may be denominated in U.S dollars or in foreign currencies.

         FIXED INCOME INVESTMENTS. For purposes of seeking capital appreciation, Latin American Equity Portfolio may invest up to 35% of its assets in debt securities (defined as bonds, notes, debentures, commercial paper, certificates of deposits, time deposits and banker's acceptances) of Latin American issuers which are rated at least C by S&P or C by Moody's or, if unrated, of comparable quality in the opinion of Bankers Trust. See "Risk Factors." As an operating policy, which may be changed by the Board of Trustees of the Trust, the Portfolio will not invest more than 10% of its total assets in debt securities rated BBB or lower by S&P or Baa or lower by Moody's. Securities which are rated BBB by S&P or Baa by Moody's either have speculative characteristics or are speculative. Investments in lower-rated long-term obligations, including securities rated from BB to C by S&P or Ba to C by Moody's, or. if unrated, of comparable quality in the opinion of Bankers Trust, involve special risks as compared with investments in higher-rated debt obligations, including greater sensitivity to general economic downturns and significant increases in interest rates, greater market price volatility, and less liquid secondary trading markets. Regardless of rating levels, all debt securities considered for purchase (whether rated or unrated) will be carefully analyzed by Bankers Trust to insure, to the extent possible, that the planned investment is sound. Certain debt securities can provide the potential for capital appreciation based on various factors such as changes in interest rates, economic and market conditions, improvement in an issuer's ability to repay principal and pay interest and ratings upgrades. Additionally, convertible bonds offer the potential for capital appreciation through the conversion feature, which enables the holder of the bond to benefit from increases in the market price of the securities into which they are convertible.

         BRADY BONDS. Global High Yield Securities Portfolio and Latin American Equity Portfolio may also invest in "Brady bonds," which have recently been issued by the governments of Argentina, Costa Rica, Mexico, Nigeria, Uruguay, Venezuela, Brazil and the Philippines, as well as other emerging market countries. Most Brady bonds are currently rated below BBB by S&P or Baa by Moody's. While Bankers Trust is not aware of the occurrence of any payment defaults on Brady bonds, investors should recognize that these debt securities have been issued only recently and, accordingly, do not have a long payment history. Brady bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the secondary market for Latin American debt.

         LEVERAGE. Global High Yield Securities Portfolio and Latin American Equity Portfolio may each borrow up to one-third of the value of its total assets, from banks or through the use of reverse repurchase agreements, to increase its holdings of portfolio securities. Under the 1940 Act, the Portfolio is required to maintain continuous asset coverage of 300% with respect to such borrowings and to sell (within three days) sufficient. Portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if such liquidations of each Portfolio's holdings may be disadvantageous from an investment standpoint.

         Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of the Portfolio's securities and money borrowed by the Portfolio will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances) which may or may not exceed the income received from the securities purchased with borrowed funds.

         REVERSE REPURCHASE AGREEMENTS. In a reverse repurchase agreement, a Portfolio agrees to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price. At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high grade, liquid debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Portfolio for purposes of the limitations described in "Leverage" above.

         REPURCHASE AGREEMENTS. Each Portfolio may engage in repurchase agreement transactions with banks and governmental securities dealers approved by the Trustees of the Portfolio. Under the terms of a typical repurchase agreement, a Portfolio would acquire an underlying debt obligation of a kind in which the Portfolio could invest for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase, and the Portfolio to resell, the obligation at an agreed price and time, thereby determining the yield during the Portfolio's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Portfolio's holding period. The value of the underlying securities will be at least equal at all time to the total amount of the repurchase obligations, including interest. The Portfolio bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Portfolio is delayed in or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Portfolio seeks to assert these rights. Bankers Trust, acting under the supervision of the Board of Trustees of the Trust reviews the creditworthiness of those banks and dealers with which the portfolio enters in repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level. Repurchase agreements are considered collateralized loans under the 1940 Act.

         ZERO COUPON SECURITIES. The Global High Yield Securities Portfolio may purchase zero coupon securities which are the separate income or principal components of a debt instrument. These include risks that are similar to those of other debt securities, although they may be more volatile, and certain zero coupon securities move in the same direction as interest rates.

         FLOATING RATE BONDS. The Global High Yield Securities Portfolio may purchase floating rate bonds which may have interest rates that move in tandem with a benchmark, helping to stabilize their prices.

         ASSET ALLOCATION. Global High Yield Securities Portfolio invests in debt obligations allocated among diverse markets and denominated in various currencies, including multi-currency units such as European Currency Units ("ECUs"). The Portfolio may purchase securities that are issued by the government or a company or financial institution of one country but denominated in the currency (or multi-currency unit) of another country. Bankers Trust will allocate the assets of the Portfolio in securities of issuers in countries and currency denominations where the combination of fixed income market returns, the price appreciation potential of fixed income securities and currency exchange rate movements will present opportunities primarily for high current income and secondarily for capital appreciation. In so doing, Bankers Trust intends to take full advantage of the different yield, risk and return characteristics that investment in the fixed income markets of different countries can provide. Fundamental economic strength, credit quality, currency and interest rate trends and diversification to manage risk will be the principal determinants of the emphasis given to various country, geographic and industry sectors within the Portfolio. Securities held by the Portfolio may be invested without limitation as to maturity and are summarized according to the following general classifications, emerging market debt securities, Brady bonds, loan participations and assignments, convertible bonds, preferred stock and industrialized market debt securities.

         EMERGING MARKETS DEBT SECURITIES. Global High Yield Securities Portfolio invests in emerging market debt securities. In addition to the risks inherent in investment in debt securities of U.S. issuers, investments in debt securities denominated in foreign currencies involve certain other risks. Less public information may be available concerning non-U.S. issuers as compared to U.S. issuers. Non-U.S. issuers are generally not subject to accounting, auditing and financial practices comparable to those applicable to U.S. issuers.

         In investing in bonds denominated in non-U.S. currencies, the Portfolio may be subject to the risk of currency fluctuations. Non-U.S. currencies may be affected by devaluation, adverse political and economic developments, and governmental restrictions. The values of foreign investments and the investment income derived from them may also be affected adversely by changes in currency exchange control regulations. Although the Portfolio will invest primarily in securities denominated in U.S. dollars or in currencies that are fully convertible into U.S. dollars, it is a possibility that individual securities might suffer loss of value or liquidity due to foreign government imposition of currency exchange controls.

         Securities denominated in foreign currencies of U.S. or non-U.S. issuers may be less liquid and their prices more volatile than securities issued by U.S. issuers and denominated in U.S. dollars. In addition, investing in non-U.S. securities and securities denominated in non-U.S. currencies often entails costs not associated with investments in U.S. dollar-denominated securities of U.S. issuers such as the cost of converting U.S. dollars to foreign currency, and higher brokerage commissions, custodial expenses and other fees. Non-U.S. dollar denominated securities may be subject to withholding or other taxes in the relevant jurisdiction, which may reduce the yield on the securities to the Portfolio and which may not be recoverable by the Portfolio or its investors.

         SOVEREIGN AND SUPERNATIONAL DEBT OBLIGATIONS. Debt instruments issued or guaranteed by foreign governments, agencies and supranational organizations ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a higher degree of risk, and may be in default or present the risk of default. The issuers of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

         LOAN PARTICIPATIONS AND ASSIGNMENTS. Global High Yield Securities Portfolio may invest in fixed and floating rate loans ("loans") arranged through private negotiations between a borrower and one or more institutions ("lenders"). The majority of the Portfolio's investments in loans in emerging markets is expected to be in the form of participations in loans ("participations") and assignments of portions of loans from third parties ("assignments"). The Portfolio may also invest in loans, participations or assignments of loans to borrowers located in the industrialized world. Participations typically will result in the Portfolio having a contractual relationship only with the lender, not the borrower. The Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower. In connection with purchasing participations, the Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan ("loan agreement"), nor any rights of set-off against the borrower, and the Portfolio may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling the participation, the Portfolio may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. The Portfolio will acquire participations only if the lender interpositioned between the Portfolio and the borrower is determined by Bankers Trust to be creditworthy. When the Portfolio purchases assignments from lenders, the Portfolio will acquire direct rights against the borrower on the loan; however, since assignments are arranged through private negotiations between the potential assignees and assignors, the rights and obligations acquired by the Portfolio as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

         The Portfolio may have difficulty disposing of assignments and participations. The liquidity of such securities is limited and the Portfolio anticipates that such securities could only be sold to a limited number of institutional investors. The lack of a liquid secondary market could have an adverse impact on the value of such securities and on the Portfolio's ability to dispose of particular assignments or participations when necessary to meet the Portfolio's liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for assignments and participations may make it more difficult in valuing the Portfolio and, therefore, calculating the net asset value of the Portfolio. All assignments and participations shall be considered to be illiquid securities by the Portfolio. The investment by the Portfolio in illiquid securities, including assignments and participations, is limited to a total of 15% of total assets.

         CONVERTIBLE SECURITIES. A convertible security is a fixed income security, such as a bond or preferred stock which may be converted at a stated price within a specific period of time into a specified number of shares of common stock of the same or different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but usually are subordinated to non-convertible debt securities. While providing a fixed income stream - generally higher in yield than in the income derivable from a common stock but lower than that afforded by a non-convertible debt security - a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of common stock into which it is convertible.

         In general, the market value of a convertible security is the higher of its investment value (its value as a fixed income security) or its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise; however, the price of a convertible security generally increases as the market value of the underlying stock increases, and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

         PREFERRED STOCK. The Portfolios may also invest in preferred stock of U.S. and non-U.S. issuers. Preferred stock has a preference in liquidation (and, generally dividends) over common stock but is subordinated in liquidation to debt. As a general rule the market value of preferred stocks with fixed dividend rates and no conversion rights varies inversely with interest rates and perceived credit risk, with the price determined by the dividend rate. Some preferred stocks are convertible into other securities, for example common stock, at a fixed price and ratio or upon the occurrence of certain events. The market price of convertible preferred stocks generally reflects an element of conversion value. Because many preferred stocks lack a fixed maturity date, these securities generally fluctuate substantially in value when interest rates change; such fluctuations often exceed those of long-term bonds of the same issuer. Some preferred stocks pay an adjustable dividend that may be based on an index, formula, auction procedure or other dividend rate reset mechanism. In the absence of credit deterioration, adjustable rate preferred stocks tend to have more stable market values than fixed rate preferred stocks.

         All preferred stocks are also subject to the same types of credit risks of the issuer as those described above for corporate bonds. In addition, because preferred stock is junior to debt securities and other obligations of an issuer, deterioration in the credit rating of the issuer will cause greater changes in the value of a preferred stock than in more senior debt security with similar yield characteristics. Preferred stocks may be rated by S&P and Moody's although there is no minimum rating which a preferred stock must have (and a preferred stock may not be rated) to be an eligible investment for the Portfolio. Bankers Trust expects, however, that generally the preferred stocks in which the Portfolio invests will be rated at least CCC by S&P or Caa by Moody's or, if unrated, of comparable quality in the opinion of Bankers Trust Preferred stocks rated CCC by S&P are regarded as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations and represent the highest degree of speculation among securities rated between BB and CCC; preferred stocks rated Caa by Moody's are likely to be in arrears on dividend payments. Moody's rating with respect to preferred stocks does not purport to indicate the future status of payments of dividends.

         INDUSTRIALIZED MARKET DEBT SECURITIES. Under normal market conditions, Global High Yield Securities Portfolio will invest in certain securities that are issued by corporate or guaranteed borrowers located in the world's industrialized markets. These debt securities may pay interest in cash or in additional securities, at fixed or adjustable rates or may be zero coupon securities and may be convertible into common stock or other securities. Bankers Trust selects securities for the Portfolio by considering, among other factors, price and yield, interest coverage and financial resources, the liquidity of the secondary trading market in the security, factors relating to the issuer's industry in general and its sensitivity to economic conditions, its operating history and quality of management, and regulatory matters.

         The Portfolio will invest in higher-yielding, lower-rated U.S. dollar-denominated debt securities, which may involve high risk and are predominantly speculative in character. These securities are commonly known as "junk bonds." Investments in lower-rated long-term debt obligations, including securities rated from BB to D by S&P or Ba to C by Moody's or, if unrated, of comparable quality in the opinion of Bankers Trust involve special risks as compared with investments in higher-rated debt obligations, including greater sensitivity to general economic downturns and significant increases in interest rates, greater market price volatility, and less liquid secondary trading markets. See "Risk Factors." The net asset value of the Portfolio can be expected to increase or decrease depending on real or perceived changes in the credit risks associated with the Portfolio's investments, changes in interest rates and other factors generally affecting the credit markers.

         Most of the debt securities in which the Portfolio invests are rated, at the time of investment, at least CCC by S&P or Caa by Moody's or, if unrated, of comparable quality in the opinion of Bankers Trust. Such securities are regarded by S&P as predominantly speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the contract. Debt rated Caa by Moody's is regarded as being of poor standing and may be in default or there may be present elements of danger with respect to the payment of principal or interest.

         Certain of the debt securities in which the Portfolio invests are rated, at the time of investment, or may be downgraded while held by the Portfolio, to ratings below CCC by S&P or Caa by Moody's or, if unrated, their credit quality may be or may decline to levels less than equivalent to such ratings in the opinion of Bankers Trust, Such debt securities are highly speculative and may be in default or payment of interest or principal may be in arrears. The issuers of such securities may be involved in bankruptcy or reorganization proceedings or may be restructuring outstanding debt. Default debt securities may never resume interest payments or repay principal. Investing in bankrupt and troubled companies involves special risk. The Portfolio will not invest more than 10% of its assets in debt securities rated below CCC by S&P or Caa by Moody's or, if unrated, of comparable quality in the opinion of Bankers Trust.

         The Portfolio is not required to dispose of debt securities whose credit quality declines at some point after the security is purchased; however, no more than 25% of the Portfolio's assets will be invested at any time in securities rated less than CCC by S&P or Caa by Moody's or, if unrated, of comparable quality in the opinion of Bankers Trust. S&P's lowest rating for bonds is Cl, which is reserved for income bonds on which no interest is being paid and D, which is reserved for debt in default and in respect of which payment of interest or repayment of principal is in arrears. Moody's lowest rating is C, which is applied to bonds which have extremely poor prospects for ever attaining any real investment standing. Other than as set forth above, there is no restriction on the percentage of the Portfolio's assets which may be invested in bonds of a particular rating.

         ADDITIONAL INVESTMENT LIMITATIONS. As diversified funds, no more than 5% of the respective assets of Latin American Equity Portfolio, Small Cap Portfolio or Pacific Basin Equity Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of a Portfolio's assets may be invested without regard to this limitation. A Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of each Portfolio which may not be changed without investor approval. No more than 15% of a Portfolio's net assets maybe invested in illiquid or not readily marketable securities (including repurchase agreements and time deposits with remaining maturities of more than seven calendar days). Also, no more than 10% of a Portfolio's net assets may be invested in securities restricted as to transfer or re-sale. Additional investment policies of the Portfolios are contained in Part B.

         RISK OF INVESTING IN FOREIGN SECURITIES. Investors should realize that investing in securities of foreign issuers involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Investors should realize that the value of the Portfolio's investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgment against a foreign issuer. In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the United States. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

         RISKS OF INVESTING IN EMERGING MARKETS. Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Portfolio holds various foreign currencies from time to time,the value of the net assets of the Portfolio as measured in U.S. Dollars will be affected favorable or unfavorably by changes in exchange rates. In order to protect against uncertainty in the level of future foreign currency exchange rates,the Portfolio is authorized to enter in certain foreign current exchange transactions. Furthermore, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. The settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity. Finally, there is generally less government supervision and regulation of securities exchanges, brokers and issuers in foreign countries than in the United States.

         The Portfolio will invest in the securities of issuers based in some of the world's underdeveloped emerging markets, including (in the case of Global High Yield Securities Portfolio) those in Eastern Europe. Investment in securities of issuers based in underdeveloped countries entails all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the smaller size of the market for such securities and a low or nonexistent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) in the case of Eastern Europe, the absence of developed capital market and legal structures governing private or foreign investment and private property and the possibility that recent favorable economic and political developments could be slowed or reversed by unanticipated events.

         So long as the Communist Party continues to exercise a significant or, in some countries, dominant role in Easter European countries, investments in such countries will involve risks of nationalization, expropriation and confiscatory taxation. The Communist governments of a number of Eastern European countries expropriated large amounts of private property in the past, in many cases without adequate compensation, and there may be no assurance that such expropriation will not occur in the future. In the event of such expropriation, the Portfolio could lose a substantial portion of any investments it has made in the affected countries. Further, no accounting standards exist in Eastern European countries. Finally, even though certain Easter European currencies may be convertible into U.S. dollars,the conversion rates may be artificial to the actual market values and may be adverse to investors.

         RISK FACTORS - GLOBAL HIGH YIELD SECURITIES PORTFOLIO. Under normal circumstances, a majority of the Portfolio's assets will be invested in fixed income securities offering high current income. Such high yield, fixed income securities are ordinarily in the lower rating categories of recognized rating agencies or will be non-rated and of equivalent quality in the opinion of Bankers Trust. They are commonly known as "junk bonds." The market value for such securities tends to be less sensitive to changes in prevailing interest rates than higher-rated securities but more sensitive to individual corporate developments than higher-rated securities. Such lower-rated securities also tend to be more sensitive to economic conditions than are higher-rated securities. Accordingly, these securities are considered predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation and will generally involve more credit risk than securities in the higher-rated categories. Even securities rated BBB or Baa by S&P and Moody's, respectively, possess some speculative characteristics. There are risks involved in applying credit ratings as a method for evaluating high yield obligations in that credit ratings evaluate the safety of principal and interest payments, not market value risk. In addition, credit rating agencies may not change credit ratings on a timely basis to reflect changes in economic or company conditions that affect a security's market value. The Portfolio will rely on Bankers Trust's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, Bankers Trust will take into consideration, among other things, the issuer's ability to cover interest and fixed charges, factors relating to the issuer's industry and its sensitivity to economic conditions and trends, its operating history, the quality of the issuer's management and regulatory matters.

         The Portfolio is authorized to invest in high risk, lower quality debt securities without limit. Investments in lower-rated long-term. obligations, including securities rated from BB to D by S&P or Ba to C by Moody's or, if unrated of comparable quality in the opinion of Bankers Trust, involve special risks as compared with investments in higher rated debt obligations, including greater sensitivity to general economic downturns and significant increases in interest rates, greater market price volatility, and less liquid secondary trading markets. Regardless of rating levels, all debt securities considered for purchase (whether rated or unrated) will be carefully analyzed by Bankers Trust to insure, to the extent possible, that the planned investment is sound. The Portfolio may, from time to time, purchase defaulted debt securities if, in the opinion of Bankers Trust, the issuer may resume interest payments in the near future. The Portfolio will not invest more than 10% of its total assets (at the time of purchase) in defaulted debt securities, which may be illiquid.

         The risk of loss due to default by the issuer is significantly greater for the holders of high yield securities because such securities are generally unsecured and are often subordinated to other obligations of the issuer. During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of high yield securities may experience financial stress and may not have sufficient revenues to meet their interest payment obligations. An issuer's ability to service its debt obligations may also be adversely affected by specific corporate developments, its inability to meet specific projected business forecasts, or the unavailability or additional financing.

         Factors adversely affecting the market value of high yield and other securities will adversely affect the Portfolio's net asset value. In addition, the Portfolio may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings.

         In addition to brokerage commissions, custodial services and other costs relating to investment in emerging markets are generally more expensive than in the United States. Such markets have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of a security due to settlement problems could result either in losses to the Portfolio due to subsequent declines in the value of the security or, if the Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser.

         PORTFOLIO TURNOVER. The frequency of portfolio transactions -- the Portfolio's turnover rate -- will vary from year to year depending on market conditions. The Portfolio's turnover rate for the year ended September 30, 1995 and for the period from December 14, 1993 (commencement of operations) through September 30, 1994, was 169% and 347%, respectively. Because a higher turnover rate increases transaction costs and may increase taxable capital gains, Bankers Trust carefully weighs the anticipate benefits of short-term investment against these consequences.

         RISK FACTORS - LATIN AMERICAN EQUITY PORTFOLIO. Governments of many Latin American countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in those countries. As a result, government actions in the future could have effect on economic conditions which may adversely affect prices of certain portfolio securities. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments, such a military coups, have occurred in the past and could also adversely affect the Portfolio's investments in this region.

         Certain Latin American countries such as Argentina, Brazil and Mexico are among the world's largest debtors to commercial banks and foreign governments. At times, certain Latin American countries have declared moratoria on the payment of principal and/or interest on outstanding debt. Investment in sovereign debt can involve a high degree of risk.

         In recent years, there have been significant improvements in some Latin American economies; however, others continue to experience economic problems, including high inflation rates and high interest rates. The emergence of Latin American economies and securities markets will require economic and fiscal discipline, as well as stable political and social conditions. Recovery may also be influenced by international economic conditions, particularly those in the United States, by world prices for oil and other commodities, and international trade agreements such as the North American Free Trade Agreement. Because Latin American securities generally are denominated and pay dividends or interest in currencies of Latin American countries, and the Portfolio holds various foreign currencies from time to time, the value of the net assets of the Portfolio as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates, the Portfolio is authorized to enter into certain foreign currency exchange transactions.

         ADRs, GDRs and EDRs may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Ownership of unsponsored ADRs, GDRs and EDRs may not entitle the Portfolio to financial or other reports from the issuer, to which it would be entitled as the owner of sponsored ADRs, GDRs and EDRs. ADRs, GDRs and EDRs also involve the risks of other investments in foreign securities, as discussed above.

         Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Portfolio holds various foreign currencies from time to time,the value of the net assets of the Portfolio as measured in U.S. Dollars will be affected favorable or unfavorably by changes in exchange rates. In order to protect against uncertainty in the level of future foreign currency exchange rates,the Portfolio is authorized to enter in certain foreign current exchange transactions. Furthermore, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. The settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity. Finally, there is generally less government supervision and regulation of securities exchanges, brokers and issuers in foreign countries than in the United States.

         In addition to brokerage commissions, custodial services and other costs relating to investment in emerging markets are generally more expensive than in the United States. Such markets have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of a security due to settlement problems could result either in losses to the Portfolio due to subsequent declines in the value of the security or, if the Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser.

         The Portfolio is authorized to invest up to 35% of its total assets in medium quality or high risk, lower quality debt securities that are rated between BBB and as low as C by S&P, and between Baa and as low as C by Moody's or, if unrated, of comparable quality in the opinion of Bankers Trust. As an operating policy, which may be changed by the Board of Trustees of the Trust, the Portfolio will not invest more than 10% of its total assets in debt securities rated BBB or lower by S&P or Baa or lower by Moody's. The Board may consider a change in this operating policy it in its judgment, economic conditions change such that a higher level of investment in high risk lower quality debt securities would be consistent with the interests of the Portfolio and its investors. High risk lower quality debt securities, ("junk bonds") are regarded on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation and may be in default. Unrated debt securities are not necessarily of lower quality than rated securities but they may not be attractive to as many buyers. Regardless of rating levels, all debt securities considered for purchase (whether rated or unrated) will be carefully analyzed by Bankers Trust to insure, to the extent possible, that the planned investment is sound. The Portfolio may, from time to time, purchase defaulted debt securities if, in the opinion of Bankers Trust, the issuer may resume interest payments in the near future. As an operating policy, the Portfolio will not invest more than 10% of its total assets (at the time of purchase) in defaulted debt securities, which may be illiquid.

         PORTFOLIO TURNOVER. The frequency of portfolio transactions -- the Portfolio's turnover rate -- will vary from year to year depending on market conditions. The Portfolio's turnover rate for the year ended September 30, 1995 and for the period from October 25, 1995 (commencement of operations) through September 30, 1994, was 161% and 124%, respectively. Because a higher turnover rate increases transaction costs and may increase taxable capital gains, Bankers Trust carefully weighs the anticipate benefits of short-term investment against these consequences.

         RISK FACTORS - SMALL CAP PORTFOLIO. By itself the Portfolio does not constitute a balanced investment plan; the Portfolio seeks to provide long-term capital growth, with the production of any current income being incidental to this objective, by investments primarily in growth-oriented common stocks of domestic corporations and, to a limited extent, foreign corporations. The Portfolio is designed for those investors primarily interested in capital growth from investments in smaller-sized growth companies. In view of the long-term capital growth objective of the Portfolio and the smaller size of the companies, the risks of investment in the Portfolio may be greater than the general equity markets, and changes in domestic and foreign interest rates may also affect the value of the Portfolio's investments, and rising interest rates can be expected to reduce the Portfolio's net asset value. A description of a number of investments and investment techniques available to the Portfolio, including foreign investments and the use of options and futures, is found under "Additional Information" as well as certain risks associated with these investments and techniques.

         In seeking its investment objectives, the Portfolio may invest in securities of foreign issuers. Foreign securities may involve a higher degree of risk and may be less liquid or more volatile than domestic investments. Foreign securities usually are denominated in foreign currencies, which means their value will be affected by changes in the strength of foreign currencies relative to the U.S. dollar as well as the other factors that affect security prices. Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there often is less publicly available information about their operations. Generally, there is less governmental regulation of foreign securities markets, and security trading practices abroad may offer less protection to investors such as the Portfolio. The value of such investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. Additional risks of foreign securities include settlement delays and costs, difficulties in obtaining and enforcing judgments, and taxation of dividends at the source of payment. The Portfolio will not invest more than 5% of the value of its total assets in the securities of issuers based in developing countries, including Eastern Europe.

         PORTFOLIO TURNOVER. The Portfolio intends to manage its holdings actively to pursue its investment objective. Since the Portfolio has a long-term investment perspective, it does not intend to respond to short-term market fluctuations or to acquire securities for the purpose of short-term trading; however, it may take advantage of short-term trading opportunities that are consistent with its objective. The Portfolio's turnover rate for the year ended September 30, 1995 and for the period from October 21, 1993 (commencement of operations) through September 30, 1994 was 161% and 154%, respectively. The annual portfolio turnover rate of the Portfolio is expected to be between 100% and 200%. Higher portfolio turnover rates result in higher brokerage costs and in possible adverse tax consequences.

         RISK FACTORS - PACIFIC BASIN EQUITY PORTFOLIO. The Portfolio may invest in the securities of issuers based in underdeveloped countries, including those in the Pacific Basin. Investment in securities of issuers based in underdeveloped countries entails all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree.

         These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the smaller size of the market for such securities and a low or non-existent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interest; and (iv) in the case of Eastern Europe, the absence of developed capital market and legal structures governing private of foreign investment and private property and the possibility that recent favorable economic and political developments could be slowed or reversed by unanticipated events. The Portfolio will not invest more than 5% of the value of its total assets in securities of issuers based in Eastern Europe.

         Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Portfolio holds various foreign currencies from time to time, the value of the net assets of the Portfolio as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates. Generally, the Portfolio's currency exchange transactions will be conducted on a spot (I.E., cash) basis at the spot rate prevailing in the currency exchange market. The cost of the Portfolio's currency exchange transactions will generally be the difference between the bid and offer spot rate of the currency being purchased or sold. In order to protect against uncertainty in the level of future foreign currency exchange rates, the Portfolio is authorized to enter into certain foreign currency transactions. See "Additional Information."

         In addition, while the volume of the transactions effected of foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of the New York Stock Exchange Inc. (the "NYSE"). Accordingly, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity.

         In buying and selling securities on foreign exchanges, the Portfolio normally pays fixed commissions that are generally higher than the negotiated commissions charged in the United States. In addition, there is generally less government supervision and regulation of securities exchange, brokers and issuers in foreign countries than in the United States. Bankers Trust intends to manage the Portfolio actively in pursuit of its investment objective. However, the annual portfolio turnover rate of the Portfolio is generally not expected to exceed 100%. The Portfolio does not expect to trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time held.

         Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Portfolio holds various foreign currencies from time to time, the value of the net assets of the Portfolio as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates. In order to protect against uncertainty in the level of future foreign currency exchange rates, the Portfolio is authorized to enter into certain foreign currency exchange transactions. See "Additional Information." Furthermore, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. The settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity. Finally, there is generally less government supervision and regulation of securities exchanges, brokers and issuers in foreign countries than in the United States.

         In addition to brokerage commissions, custodial services and other costs relating to investment in emerging markets are generally more expensive than in the United States. Such markets have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of a security due to settlement problems could result either in losses to the Portfolio due to subsequent declines in the value of the security or, if the Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser.

         Futures contracts and related option transactions are discussed under "Additional Information." Successful use of futures contracts and related options is subject to special risk considerations. A liquid secondary market for any futures or options contract may not be available when a futures or options position is sought to be closed. In addition, there may be an imperfect correlation between movements in the securities or foreign currency on which the futures or options contract is based and movements in the securities or currency of the Portfolio. Successful use of futures or options contracts is further dependent on Bankers Trust's ability to correctly predict movements in the securities or foreign currency markets and no assurance can be given that its judgment will be correct. Successful use of options on securities or stock indices is subject to similar risk considerations. In addition, by writing covered call options, the Portfolio gives up the opportunity, which the option is in effect, to profit from any price increase in the underlying securities above the option exercise price.

         Risk Factors; Investments in China. The People's Republic of China ("China") has had for many centuries a well deserved reputation for being closed to foreigners, with trade with the outside world being carried on under terms of extreme restriction and under central control. Such conditions were maintained in the first thirty years of the Communist regime which began in 1949; however there have been several stages of evolution, from the institution of an industrialization program in the 1950s to a modernization policy commencing in 1978 which combined economic development with the beginnings of opening the country.

         The economic reform plan was designed to bring in foreign investment capital and technological skills. The result has been a move towards a more mixed economy away from the previous centrally planned economy. The process of devolving responsibility for all aspects of enterprise to local management and authorities continues, even though the system of socialism with Chinese characteristics involves considerable influence by the central government on production and marketing.

         In order to attract foreign investment, China has since 1978 designated certain areas of the country where overseas investors can receive special investment incentives and tax concessions. There are five Special Economic Zones (Shenzhen, Shantou and Zhuhai in Guangdong Province, Xiamen in Fujian Province and Hainan Island, which itself is a province). Fourteen coastal cities have been designated as "open cities" and certain Open Economic Zones have been established in coastal areas. Shanghai has established the Pudong New Area. Twenty-seven High and New Technology Industrial Development Zones have been approved where preferential treatment is given to enterprises which are confirmed as technology intensive.

         Exports continue to rise strongly, although China remains vulnerable to United States economic conditions and possible trade sanctions, unless it liberalizes current import restrictions and improves its human rights record. However, imports are also expected to rise and may outstrip exports in terms of growth rates.

         There are currently two officially recognized securities exchanges in China -- The Shanghai Securities Exchange which opened in December 1990 and The Shenzhen Stock Exchange which opened in July 1991. Shares traded on these Exchanges are two types -- "A" shares which can be traded only by Chinese investors and "B" shares which can be traded only by individuals and corporations not resident in China.

         In Shanghai, all "B" Shares are denominated in Chinese renminbi ("RMB"), but all transactions in "B" shares must be settled in U.S. dollars, and all distributions made on "B" shares are payable in U.S. dollars, the exchange rate being the weighted average exchange rate for the U.S. dollar as published by the Shanghai Foreign Exchange Adjustment Centre.

         In Shenzhen, the purchase and sale prices for "B" shares are quoted in Hong Kong dollars. Dividends and other lawful revenue derived from "B" shares are calculated in RMB but payable in Hong Kong dollars, the rate of exchange being the average rate published by Shenzhen Foreign Exchange Adjustment Centre.

         There are no foreign exchange restrictions on the repatriation of gains made on or income derived from "B" Shares, subject to the payment of taxes imposed by China thereon.

         Company law relating to companies limited by shares and regulations regarding the issuing of shares by equity joint ventures have not yet been developed on a national basis. The Shenzhen municipality issued regulations in 1992 relating to joint stock companies, and the Shanghai municipality has a draft joint stock company law under review. Regulations governing the trading of securities on both the Shenzhen and the Shanghai stock exchanges have been issued by each municipality; there is no national securities legislation as yet.

         The securities markets in the China Region are substantially smaller, less liquid and more volatile than the major securities markets in the United States. A high proportion of the shares of many Chinese issuers may be held by a limited number of persons and financial institutions, which may limit the number of shares available for investment by the Portfolio. Similarly, volume and liquidity in the bond markets in China are less than in the United States and, at times, price volatility can be greater than in the United States. A limited number of issuers in Chinese securities markets may represent a disproportionately large percentage of market capitalization and trading value. The limited liquidity of securities markets in China may also affect the Portfolio's ability to acquire or dispose of securities at the price and time it wishes to do so. Accordingly, during periods of rising securities prices in the more illiquid Chinese securities markets, the Portfolio's ability to participate fully in such price increases may be limited by its investment policy of investing not more than 15% of its net assets in illiquid securities. Conversely, the Portfolio's inability to dispose fully and promptly of positions in declining markets will cause the Portfolio's net asset value to decline as the value of the unsold positions is marked to lower prices. In addition, the Chinese securities markets are susceptible to being influenced by large investors trading significant blocks of securities.

         The Chinese, Hong Kong and Taiwan stock markets are undergoing a period of growth and change which may result in trading volatility and difficulties in the settlement and recording of transactions, and in interpreting and applying the relevant law and regulations.

         Economies of countries in the China Region may differ favorably or unfavorably from the U.S. economy in such respects as rate of growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. As an export-driven economy, the economy of China is affected by developments in the economies of its principal trading partners. Revocation by the United States of China's "Most Favored Nation" trading status, which the U.S. President and Congress reconsider annually, would adversely affect the trade and economic development of China and Hong Kong. Hong Kong and Taiwan have limited natural resources, resulting in dependence on foreign sources for certain raw materials and economic vulnerability to global fluctuations of price and supply.

         China governmental actions can have a significant effect on the economic conditions in China, which could adversely affect the value and liquidity of the Portfolio's investments. Although the Chinese Government has recently begun to institute economic reform policies, there can be no assurances that it will continue to pursue such policies or, if it does, that such policies will succeed.

         The securities industry in China is not well developed. China has no securities laws of nationwide applicability. The municipal securities regulations adopted by Shanghai and Shenzhen municipalities are very new, as are their respective securities exchanges and other self-regulatory organizations. In addition, Chinese stockbrokers and other intermediaries may not perform as well as their counterparts in the United States and other more developed securities markets. The prices at which the Portfolio may acquire investments may be affected by trading by persons with material non-public information and by securities transactions by brokers in anticipation of transactions by the Portfolio in particular securities.

         China does not have a comprehensive system of laws, although substantial changes have occurred in this regard in recent years. The corporate form of organization has only recently been permitted in China and national regulations governing corporations were introduced only in May, 1992. Prior to the introduction of such regulations, Shanghai had adopted a set of corporate regulations applicable to corporations located or listed in Shanghai, and the relationship between the two sets of regulations is not clear. Consequently, until a firmer legal basis is provided, even such fundamental corporate law tenets as the limited liability status of Chinese issuers and their authority to issue shares remain open to question. Laws regarding fiduciary duties of officers and directors and the protection of shareholders are not well developed. China's judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in China, it may be impossible to obtain swift and equitable enforcement of such law, or to obtain enforcement of the judgement by a court of another jurisdiction. The bankruptcy laws pertaining to state enterprises have rarely been used and are untried in regard to an enterprise with foreign shareholders, and there can be no assurance that such shareholders, including the Portfolio, would be able to realize the value of the assets of the enterprise or receive payment in convertible currency. As the Chinese legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local laws by national laws may adversely affect foreign investors, including the Portfolio. The uncertainties faced by foreign investors in China are exacerbated by the fact that many laws, regulations and decrees of China are not publicly available, but merely circulated internally.

         There are further risk factors, including possible losses through the holding of securities in domestic and foreign custodian banks and depositories, described elsewhere in this Part A and in Part B.

         PORTFOLIO TURNOVER. The frequency of portfolio transactions -- the Portfolio's turnover rate -- will vary from year to year depending on market conditions. The Portfolio's turnover rate for the year ended September 30, 1995 and for the period from November 1, 1993 (commencement of operations) through September 30, 1994, was 104% and 40%, respectively. Because a higher turnover rate increases transaction costs and may increase taxable capital gains, Bankers Trust carefully weighs the anticipate benefits of short-term investment against these consequences.


ITEM 5.  MANAGEMENT OF THE FUND.

         The Board of Trustees of the Portfolios provides broad supervision over the affairs of the Portfolios. A majority of the Portfolios' Trustees are not affiliated with the Adviser. As the administrator (the "Administrator"), Bankers Trust supervises the overall administration of the Portfolios. The Portfolios' fund accountant, transfer agent and custodian is also Bankers Trust.

         Bankers Trust, a New York banking corporation with principal offices at 280 Park Avenue, New York, New York 10017, is a wholly-owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of general banking and trust activities and is a major wholesale supplier of financial services to the international and domestic institutional markets. As of September 30, 1995, Bankers Trust New York Corporation was the ninth largest bank holding company in the United States with total assets of approximately $104 billion. Bankers Trust is a worldwide merchant bank dedicated to servicing the needs of corporations, governments, financial institutions and private clients through a global network of 120 offices in 40 countries. Investment management is a core business of Bankers Trust, built on a tradition of excellence from its roots as a trust bank founded in 1903. The scope of Bankers Trust's investment management capability is unique due to its leadership positions in both active and passive quantitative management and its presence in major equity and fixed income markets around the world. Bankers Trust is one of the nation's largest and most experienced investment managers, with approximately $200 billion in assets under management.

         Bankers Trust has more than 50 years of experience managing retirement assets for the nation's largest corporations and institutions. In the past, these clients have been serviced through separate account and commingled fund structures. Bankers Trust's officers have had extensive experience in managing investment portfolios having objectives similar to that of the Portfolios. Bankers Trust has been advised by its counsel that, in counsel's opinion, Bankers Trust currently may perform the services for the Portfolios described in this Registration Statement without violation of the Glass-Steagall Act or other applicable banking laws or regulations.

         Bankers Trust, subject to the supervision and direction of the Board of Trustees of the Portfolio, manages the Portfolios in accordance with the Portfolios' investment objectives and stated investment policies, makes investment decisions for each Portfolio, places orders to purchase and sell securities and other financial instruments on behalf of the Portfolios and employs professional investment managers and securities analysts who provide research services to the Portfolios. All orders for investment transactions on behalf of the Portfolios are placed by Bankers Trust with broker-dealers and other financial intermediaries that it selects, including those affiliated with Bankers Trust. A Bankers Trust affiliate will be used in connection with a purchase or sale of an investment for the Portfolios only if Bankers Trust believes that the affiliate's charge for the transaction does not exceed usual and customary levels. The Portfolios will not invest in obligations for which Bankers Trust or any of its affiliates is the ultimate obligor or accepting bank. The Portfolios may, however, invest in the obligations of correspondents and customers of Bankers Trust.

         Under its investment advisory agreement with the Trust, Bankers Trust receives a fee from the Portfolios computed daily and paid monthly at the following annual rates: Global High Yield Securities Portfolio -- 0.80% of the average daily net assets of the Portfolio; Latin American Equity Portfolio -- 1.00% of the average daily net assets of the Portfolio; Small Cap Portfolio -- 0.65% of the average daily net assets of the Portfolio; and Pacific Basin Equity Portfolio -- 0.75% of the average daily net assets of the Portfolio.

         Bankers Trust has entered into a sub-investment advisory agreement (the "Sub-Advisory Agreement") with BT Fund Managers International Limited ("BT Fund Managers International") a wholly owned subsidiary of Bankers Trust Australia Limited ("BTAL") in Sydney. BTAL is a wholly owned subsidiary of Bankers Trust New York Corporation. Under the Sub-Advisory Agreement, Bankers Trust may receive investment advice and research services with respect to companies based in the Pacific Basin and may grant BT Fund Managers International investment management authority as well as the authority to buy and sell securities if Bankers Trust believes it would be beneficial to the Portfolio. Under the Sub-Advisory Agreement, BT Fund Managers International receives a fee for providing investment advice and research services from Bankers Trust computed daily and paid monthly at the annual rate of 0.60% of the average daily assets of the Portfolio.

         BTAL, which was granted a banking license in 1986, is the parent of Bankers Trust Australia Group which has offices is Sydney, Melbourne, Perth, Brisbane, Adelaide, London and Hong Kong. A representative office of Bankers Trust Company was opened in Australia in 1966 and Australian merchant banking operations commences in 1969. A related organization, Bankers Trust New Zealand Limited, was established in 1986. Although BTAL has not previously served as investment adviser for a registered investment company, BTAL provides investment services for a range of clients.

         Under an administration and services agreement with the Trust, Bankers Trust calculates the value of the assets of each Portfolio and generally assists the Board of Trustees of the Portfolios in all aspects of the administration and operation of the Portfolios. The administration and services agreement provides for the Portfolios to pay the Administrator a fee computed daily and paid monthly at the annual rate of 0.10% of the average daily net assets of each Portfolio.

Under the administration and services agreement, the Administrator may delegate one or more of its responsibilities to others at its expense.

         Each Portfolio bears its own expenses. Operating expenses for the Portfolios generally consist of all costs not specifically borne by Bankers Trust or Signature Broker-Dealer Services, Inc. ("Signature"), the Trust's placement agent and sub-administrator, including investment advisory and administration and service fees, fees for necessary professional services, amortization of organizational expenses, the costs associated with regulatory compliance and maintaining legal existence and investor relations.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Trust was organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

         The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Trust has ten series: Liquid Asset Portfolio, Mortgage-Backed Securities Portfolio, Global High Yield Securities Portfolio, Latin American Equity Portfolio, Small Cap Portfolio, Pacific Basin Equity Portfolio, European Equity Portfolio, Asset Management Portfolio II, Asset Management Portfolio III and International Bond Portfolio.

         Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (E.G. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share PRO RATA in the net assets of the Portfolio available for distribution to investors.

         The net asset value of each Portfolio is determined each day on which the NYSE is open for trading ("Fund Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is currently 4:00 p.m., New York time (the "Valuation Time").

         Each investor in the Portfolios may add to or reduce its investment in each Portfolio on each Fund Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in each Portfolio as of the Valuation Time, on the following business day of each Portfolio.

         The net income of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of each Portfolio, less (ii) all actual and accrued expenses of each Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of each Portfolio is allocated PRO RATA among the investors in each Portfolio. The Net Income is accrued daily and distributed monthly to the investors in each Portfolio.

         Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code.

         It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolios may be made without a sales load. All investments are made at the net asset value next determined if an order is received by the Portfolios by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined on each Fund Business Day. Each Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

         There is no minimum initial or subsequent investment in the Portfolios. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

         The Trust and Signature reserve the right to cease accepting investments in the Portfolios at any time or to reject any investment order.

         The placement agent for the Portfolios is Signature. The principal business address of Signature is 6 St. James Avenue, Boston, Massachusetts 02116. Signature receives no additional compensation for serving as the placement agent for the Portfolios.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in federal funds normally on the Fund Business Day the withdrawal is effected, but in any event within seven calendar days following receipt of the request. The Portfolios reserve the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

ADDITIONAL INFORMATION.

         Derivatives. The Portfolios may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement, the value of which is based on, or "derived" from, a traditional security, asset, or market index. Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There are a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. However, some derivatives are used for leverage, which tends to magnify the effects of an instrument's price changes as market conditions change. Leverage involves the use of a small amount of money to control a large amount of financial assets, and can in some circumstances, lead to significant losses. The Adviser will use derivatives only in circumstances where the Adviser believes they offer the most economic means of improving the risk/reward profile of the Portfolio. Derivatives will not be used in increase portfolio risk above the level that could be achieved using only traditional investment securities or to acquire exposure to changes in the value of assets or indices that by themselves would not be purchased for the Portfolio. The use of derivatives for non-hedging purposes may be considered speculative. A description of the derivatives a Portfolio may use and some of their associated risks follows.

         ADRs, GDRs and EDRs. The Portfolios may invest in securities of foreign issuers directly or in the form of ADRs, GDRs, EDRs or other similar securities representing securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. Designed for U.S., Global and European securities markets, respectively, ADRs, GDRs and EDRs are alternatives to the purchase of the underlying securities in their national markets and currencies. ADRs, GDRs and EDRs are subject to the same risks as the foreign to which they relate.

         When-Issued and Delayed Delivery Securities. The Portfolios may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and no income accrues to the Portfolio until settlement takes place. The Portfolios maintain with the Custodian a segregated account containing high grade liquid securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolios will rely on the other party to consummate the transaction; if the other party fails to do so, a Portfolio may be disadvantaged.

         Rule 144A Securities. The Portfolios may purchase securities in the United State that are not registered for sale under Federal securities laws but which can be resold to institutions under the SEC's Rule 144A. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 10% limit on illiquid securities. Under the supervision of the Board of Trustees, Bankers Trust determines the liquidity of restricted securities and, through reports from Bankers Trust, the Board will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected. No more than 10% of a Portfolio's assets may be invested in securities restricted as to transfer or re-sale, including Rule 144A securities.

         Securities Lending. Each Portfolio is permitted to lend up to 30% of the total value of its securities. These loans must be secured continuously by cash or equivalent collateral or by a letter of credit at least equal to the market value of the securities loaned plus accrued income. By lending its securities, the Portfolios can increase their income by continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to a Portfolio and its investors. In lending securities to brokers, dealers and other organizations, the Portfolio is subject to risk which, like those associated with other extensions of credit, include delays in recover and possible loss of rights in the collateral should the borrower fail financially.

         Foreign Currency Exchange Transactions. Because the Portfolios buy and sell securities denominated in currencies other than the U.S. dollar and receives interest, dividends and sale proceeds in currencies other than the U.S. dollar, a Portfolio from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. A Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses forward contracts to purchase or sell foreign currencies.

          A forward foreign currency exchange contract is an obligation by the Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. The Portfolios maintain with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Portfolios may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position. Since consideration of the prospect for currency parities will be incorporated into Bankers Trust's long-term investment decisions, a Portfolio will not routinely enter into foreign currency hedging transactions with respect to security transactions. However, Bankers Trust believes that it is important to have the flexibility to enter into foreign currency hedging transactions when it determines that the transactions would be in a Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures, The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

         Options on Foreign Currencies. The Portfolios may write covered put and call options and purchase put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of portfolio securities and against increases in the dollar cost of securities to be acquired. The Portfolios may use options on currency to cross-hedge, which involves writing or purchasing options on one currency to hedge against changes in exchange rates for a different, but related currency. As with other types of options, however, the writing of an option on foreign currency will constitute only a partial hedge up to the amount of the premium received, and a Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may be used to hedge against fluctuations in exchange rates although, in the event of exchange rate movements adverse to a Portfolio's position, it may forfeit the entire amount of the premium plus related transaction costs. In addition, a Portfolio may purchase call options on currency when the Adviser anticipates that the currency will appreciate in value.

         There is no assurance that a liquid secondary market on an options exchange will exist for any particular option, or at any particular time. If a Portfolio is unable to effect a closing purchase transaction with respect to covered options it has written, the Portfolio will not be able to sell the underlying currency or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if a Portfolio is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying currency. The Portfolios pay brokerage commissions or spreads in connection with its options transactions.

         As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A Portfolio's ability to terminate over-the-counter options ("OTC Options") will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in OTC Options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, the Portfolio will treat purchased OTC Options and assets used to cover written OTC Options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

         Options on Foreign Bond Indices. The Portfolios may purchase and write put and call options on foreign indices listed on domestic and foreign Exchanges. A bond index fluctuates with changes in the market values of the bonds included in the index.

         Options on bond indices are generally similar to options on securities except that the delivery requirements are different. Instead of giving the right to take or make delivery of securities at a specified price, an option on a bond index gives the holder the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (b) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of a bond index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars or a foreign currency, as the case may be, times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in index options prior to expiration by entering into a closing transaction on an exchange or the option may expire unexercised.

         To the extent permitted by U.S. federal or state securities laws, the Portfolios may invest in options on foreign bond indices in lieu of direct investment in foreign bonds. The Portfolios may also use foreign bond index options for hedging purposes.

         Because the value of a bond option depends upon movements in the level of the index rather than the price of a particular bond, whether the Portfolio will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of bond prices in the securities market generally, rather than movements in the price of a particular security. Accordingly, successful use by the Portfolios of options on bond indices will be subject to Bankers Trust's ability to predict correctly movements in the direction of the corresponding bond market generally. This requires different skills and techniques than predicting changes in the price of individual bonds.

         Futures Contracts on Foreign Bond Indices. The Portfolios may enter into contracts providing for the making and acceptance of a cash settlement based upon changes in the value of an index of foreign bonds ("Futures Contracts"). This investment technique is designed only to hedge against anticipated future change in general market prices which otherwise might either adversely affect the value of securities held by a Portfolio or adversely affect the prices of securities which are intended to be purchased at a later date for a Portfolio. A Futures Contract may also be entered into to close out or offset an existing futures position.

         In general, each transaction in Futures Contracts involves the establishment of a position which will move in a direction opposite to that of the investment being hedged. If these hedging transactions are successful, the futures positions taken for a Portfolio will rise in value by an amount which approximately offsets the decline in value of the portion of a Portfolio's investments that are being hedged. Should general market prices move in an unexpected manner, the full anticipated benefits of Futures Contracts may not be achieved or a loss may be realized.

         Although Futures Contracts would be entered into for hedging purposes only, such transactions do involve certain risks. These risks could include a lack of correlation between the Futures Contract and the foreign bond market being hedged, a potential lack of liquidity in the secondary market and incorrect assessments of market trends which may result in poorer overall performance than if a Futures Contract had not been entered into.

         Brokerage costs will be incurred and "margin" will be required to be posted and maintained as a good faith deposit against performance of obligations under Futures Contracts written for a Portfolio. The Portfolios may not purchase or sell a Futures Contract if immediately thereafter its margin deposits on its outstanding Futures Contracts would exceed 5% of the market value of a Portfolio's total assets.

         Options on Futures Contracts. The Portfolios may invest in options on such futures contracts for similar purposes.

         A Portfolio will write and purchase put and call options only to the extent permitted by the policies of state securities authorities in states where shares of a Portfolio are qualified for offer and sale.

         Asset Coverage. To assure that the Portfolios use of futures and related options, as well as when-issued and delayed delivery securities and foreign currency exchange transactions, are not used to achieve investment leverage, the Portfolios will cover such transactions, as required under the applicable interpretations of the SEC, either by owning the underlying securities or by establishing a segregated account with the Portfolio's custodian containing high grade liquid debt securities in an amount at all times equal to or exceeding the Portfolio's commitment with respect to these instruments or contracts.

         There can be no assurance that the use of these portfolio strategies will be successful.

APPENDIX

DESCRIPTION OF MOODY'S CORPORATE BOND RATINGS:

AAA - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA - Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA - Bonds rated Baa are considered as medium-grade obligations, i.e. they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such, bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

BA - Bonds rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both (good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

CAA - Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

CA - Bonds rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.

C - Bonds rated C are the lowest-rated class of bonds and issued so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers, 1, 2, and 3, in each generic rating classification from Aa through B in its corporate bond system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

DESCRIPTION OF S&PS CORPORATE BOND RATINGS:

AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher-rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

BB - Debt rate BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B - Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB- rating.

CCC - Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

CC - Debt rated CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating.

C -The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

CI - The rating CI is reserved for income bonds on which no interest is being paid.

D - Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating will also be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

DESCRIPTION OF S&P COMMERCIAL PAPER RATINGS:

         Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.

DESCRIPTION OF MOODY'S COMMERCIAL PAPER RATINGS:

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations.

DESCRIPTION OF FITCH INVESTORS SERVICE'S COMMERCIAL PAPER RATINGS:

         F-1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.

DESCRIPTION OF DUFF & PHELPS' COMMERCIAL PAPER RATINGS:

         Duff 1+--Highest certainty of timely payment. Short term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk free U.S. Treasury short term obligations.

         Duff 1--Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

DESCRIPTION OF IBCA'S LONG-TERM RATINGS:

         AAA--Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly.

         AA--Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business economic or financial conditions may increase investment risk albeit not very significantly.

         A--Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

         BBB--Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in higher categories.

         BB--Obligations for which there is a possibility of investment risk developing. Capacity for timely repayment of principal and interest exists, but is susceptible over time to adverse changes in business, economic or financial conditions.

         B--Obligations for which investment risk exists. Timely repayment of principal and interest is not sufficiently protected against adverse changes in business, economic or financial conditions.

         CCC--Obligations for which there is a current perceived possibility of default. Timely repayment of principal and interest is dependent on favorable business, economic or financial conditions.

         CC--Obligations which are highly speculative or which have a high risk of default.

         C--Obligations which are currently in default.

         Notes: "+" or "-" may be appended to a rating to denote relative status within major rating categories.

         Ratings of BB and below are assigned where it is considered that speculative characteristics are present.

DESCRIPTION OF IBCA'S SHORT-TERM RATINGS:

         A1+--Obligations supported by the highest capacity for timely repayment.

         A1--Obligations supported by a strong capacity for timely repayment.

         A2--Obligations supported by a satisfactory capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

         A3--Obligations supported by an adequate capacity for timely repayment. Such capacity is more susceptible to adverse changes in business, economic or financial conditions than for obligations in higher categories.

         B--Obligations for which the capacity for timely repayment is susceptible to adverse changes in business, economic or financial conditions.

         C--Obligations for which there is an inadequate capacity to ensure timely repayment.

         D--Obligations which have a high risk of default or which are currently in default.

DESCRIPTION OF THOMSON BANK WATCH SHORT-TERM RATINGS:

         TBW-1--The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

         TBW-2--The second-highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

         TBW-3--The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

         TBW-4--The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

DESCRIPTION OF THOMSON BANKWATCH LONG-TERM RATINGS:

         AAA--The highest category; indicates that the ability to repay principal and interest on a timely basis is extremely high.

         AA--The second-highest category; indicates a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category.

         A--The third-highest category; indicates the ability to repay principal and interest is strong. Issues rated "a" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

         BBB--The lowest investment-grade category; indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

NON-INVESTMENT GRADE
(ISSUES REGARDED AS HAVING SPECULATIVE CHARACTERISTICS IN THE LIKELIHOOD OF TIMELY REPAYMENT OF PRINCIPAL AND INTEREST.)

         BB--While not investment grade, the "BB" rating suggests that the likelihood of default is considerably less than for lower-rated issues. However, there are significant uncertainties that could affect the ability to adequately service debt obligations.

         B--Issues rated "B" show a higher degree of uncertainty and therefore greater likelihood of default than higher-rated issues. Adverse development could well negatively affect the payment of interest and principal on a timely basis.

         CCC--Issues rated "CCC" clearly have a high likelihood of default, with little capacity to address further adverse changes in financial circumstances.

         CC--"CC" is applied to issues that are subordinate to other obligations rated "CCC" and are afforded less protection in the event of bankruptcy or reorganization.

         D--Default

         These long-term debt ratings can also be applied to local currency debt. In such cases the ratings defined above will be preceded by the designation "local currency".

         RATINGS IN THE LONG-TERM DEBT CATEGORIES MAY INCLUDE A PLUS (+) OR MINUS (-) DESIGNATION, WHICH INDICATES WHERE WITHIN THE RESPECTIVE CATEGORY THE ISSUE IS PLACED.

BT0416B


                            BT INVESTMENT PORTFOLIOS

                          INTERNATIONAL BOND PORTFOLIO

                                     PART A


         Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         BT Investment Portfolios (the "Trust") is a no-load, open-end management investment company which was organized as a trust under the laws of the State of New York on March 27, 1993.

         Beneficial interests in the Trust are divided into separate series, each having distinct investment objectives and policies, one of which, International Bond Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The investment objective of the Portfolio is high total investment return (income and capital appreciation) through an international portfolio of debt instrument s denominated in various currencies and multi-national currency units. The Portfolio seeks to fulfill its objective by investing in high quality debt securities of governments from the world's major industrialized countries, their agencies and instrumentalities and in other investment grade debt securities. Initially, the countries will include, but not be limited to, Australia, Canada, Denmark, France, Germany, Japan, New Zealand, the United Kingdom and the United States. Under normal circumstances, at least 65% of the total assets of the Portfolio will be invested in foreign debt securities with one year or more remaining maturities. The Portfolio will only purchase debt securities rated investment grade or higher at the time of purchase by Moody's investor services, Inc. ("Moody's") (Baa or higher) or Standard & Poor's Corporation ("S&P") (BBB or better), or if not rated, are believed by the Adviser to be of comparable quality. There can be no assurance that the Portfolio will be able to achieve its investment objective.

         The Portfolio's approach is value-based and it pursues its total return objective by investing in various debt instrument on the basis of the potential capital appreciation of such instruments and the rates of income paid. The Adviser considers many factors in its selection of specific instruments, including credit quality, the relative levels of interest rates. The Portfolio invests in instruments of denominated in various currencies without regard to potential currency fluctuations and may therefore wish to utilize various currency hedging techniques, in order to reduce overall portfolio volatility.

         Under normal conditions, the Adviser invests mainly in medium-term securities and, as such, does not expect that the weighted average maturity of the Portfolio will exceed eight years. The weighted average maturity of the Portfolio's investments will vary based on the Adviser's assessment of economic and market conditions; the Adviser may respond to market changes in interest rates by adjusting the weighted average maturity of the Portfolio through the purchase and sale of securities. The market value of debt securities generally moves inversely to the direction of movements in interest rates; furthermore, instruments with longer maturities will fluctuate to a greater degree than those with shorter maturities.

         In countries and in regions with well-developed capital markets where more information is available, the Adviser will seek to select individual investments for the Portfolio. The Portfolio may invest in securities of companies having various levels of net worth, including smaller companies whose securities may be more volatile than securities offered by larger companies with higher levels of net worth.

         In other countries and regions where capital markets are underdeveloped or not easily accessed and information is difficult to obtain, the Portfolio may chose to invest only at the market level. Here, the Portfolio may seek to achieve country exposure through use of options or futures based on an established local index. Similarly, country exposure may also be achieved through investments in other registered investment companies. Restrictions on both these types of investments are explained herein and in Part B.

         The Portfolio can invest in the securities of ant type of issuer, including U.S. and foreign governments, corporations, banks and supranational organizations. There is no limit on investments in any region, country, or currency, although the Portfolio normally invests in at least three different countries, other than the United States.

         DEBT SECURITIES. Bonds and other debt instruments are methods for an issuer to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest, and must repay the amount borrowed at maturity. Some, such as zero coupon debt securities, do not pay current interest, but are purchased at a discount from their face values. Debt securities have varying degrees of quality and varying levels of sensitivity to changes in interest rates. Debt securities rated Baa by Moody's or BBB by S&P have speculative characteristics.

         U.S. Government securities are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. Not all U.S. Government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the agency that issued them.

         LEVERAGE. The Portfolio may borrow up to one-third of the value of its total assets, from banks or through the use of reverse repurchase agreements, to increase its holdings of portfolio securities. Under the 1940 Act, the Portfolio is required to maintain continuous asset coverage of 300% with respect to such borrowings and to sell (within three days) sufficient portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if such liquidations of the Portfolio's holdings may be disadvantageous from an investment standpoint.

         Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of the Portfolio securities and money borrowed by the Portfolio will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances) which may or may not exceed the income received from the securities purchased with borrowed funds.

         REVERSE REPURCHASE AGREEMENTS. In a reverse repurchase agreement the Portfolio agrees to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price. At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high grade, liquid debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowing by the Portfolio for purposes of the limitations described in "Leverage" above.

         REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase agreement transactions with banks and governmental securities dealers approved by the Trustees of the Portfolio. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt obligation of a kind in which the Portfolio could invest for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase, and the Portfolio to resell, the obligation at an agreed price and time, thereby determining the yield during the Portfolio's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Portfolio's holding period. The value of the underlying securities will be at least equal at all time to the total amount of the repurchase obligations, including interest. The Portfolio bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Portfolio is delayed in or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Portfolio seeks to assert these rights. the Adviser, acting under the supervision of the Board of Trustees of the Portfolio, reviews the creditworthiness of those banks and dealers with which the Portfolio enters in repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level. Repurchase agreements are considered collateralized loans under the 1940 Act.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because the Portfolio buys and sells securities denominated in currencies other than the U.S. dollar and receives interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolio from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolio either enters into these transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses for ward contracts to purchase or sell foreign currencies.

         A forward foreign currency exchange contract is an obligation by the Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. The Portfolio maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Portfolio may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position. Since consideration of the prospect for currency parities will be incorporated into the Adviser's long-term investment decisions, the Portfolio will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, the Adviser believes that it is important to have the flexibility to enter into foreign currency hedging transactions when it determines that the trans actions would be in the Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a con sequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

         OPTIONS ON FOREIGN CURRENCIES. The Portfolio may write covered put and call options and purchase put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of portfolio securities and against increases in the dollar cost of securities to be acquired. The Portfolio may use options on currency to cross-hedge, which involves writing or purchasing options on one currency to hedge against changes in exchange rates for a different, but related currency. As with other types of options, however, the writing of an option on foreign currency will constitute only a partial hedge up to the amount of the premium received, and the Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may be used to hedge against fluctuations in exchange rates although, in the event of exchange rate movements adverse to the Portfolio's position, it may forfeit the entire amount of the premium plus related transaction costs. In addition, the Portfolio may purchase call options on currency when the Adviser anticipates that the currency will appreciate in value.

         There is no assurance that a liquid secondary market on an options exchange will exist for any particular option, or at any particular time. If the Portfolio is unable to effect a closing purchase transaction with respect to covered options it has written, the Portfolio will not be able to sell the underlying currency or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if the Portfolio is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying currency. The Portfolio pays brokerage commissions or spreads in connection with its options transactions.

         As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. The Portfolio's ability to terminate over-the-counter options ("OTC Options") will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in OTC Options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, the Portfolio will treat purchased OTC Options and assets used to cover written OTC Options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

         OPTIONS ON FUTURES CONTRACTS. The Portfolio may invest in options on such futures contracts for similar purposes.

         All options that the Portfolio writes will be covered under applicable requirements of the SEC. The Portfolio will write and purchase put and call options only to the extent permitted by the policies of state securities authorities in states where shares of the Fund are qualified for offer and sale.

         There can be no assurance that the use of these portfolio strategies will be successful.

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and no income accrues to the Portfolio until settlement takes place. The Portfolio maintains with the custodian a segregated account containing high grade liquid securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged.

         SECURITIES LENDING. The Portfolio is permitted to lend up to 30% of the total value of its securities. These loans must be secured continuously by cash or equivalent collateral or by a letter of credit at least equal to the market value of the securities loaned plus accrued income. By lending its securities, the Portfolio can increase its income by continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors.

         DIRECT DEBT INSTRUMENTS. Loans and other direct debt instruments are interests in amounts owed to another party by a Issued by U.S. Government agencies and other private U.S.-based issuers, these securities may include pools of consumer loans, mortgage-backed securities, collateralized mortgage obligations, and stripped mortgage-backed securities.

         The value of these securities may be significantly affected by changes in interest rates, the market's perception of the issuers, and the creditworthiness of parties involved. These securities may also be subject to prepayment risk.

         ADDITIONAL INVESTMENT LIMITATIONS. As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. No more than 15% of the Portfolio's net assets may be invested in illiquid or not readily marketable securities (including repurchase agreements and time deposits maturing in more than seven days). Additional investment policies of the Portfolio are contained in Part B.

         The Portfolio's investment objective is not a Fundamental policy and may be changed upon notice to but without the approval of the Portfolio's investors.


         RISK FACTORS.

         By itself, the Portfolio does not constitute a balanced investment plan; the Portfolio seeks high total investment return from investment primarily in debt securities issued anywhere in the world. Changes in domestic and foreign interest rates may affect the value of the Portfolio's investments and rising interest rates can be expected to reduce the Portfolio's share value.

         Investing in securities of foreign issuers involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Although the Portfolio intents to invest primarily in securities of established companies based in developed countries, the value of the Portfolio's investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of Portfolios or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorable or unfavorably affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgement against a foreign issuer. In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the United States. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

         The Portfolio may invest in the securities of issuers based in underdeveloped countries, including those in Eastern Europe. Investment in securities of issuers based in underdeveloped countries entails all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the smaller size of the market for such securities and a low or non-existent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interest; and (iv) in the case of Eastern Europe, the absence of developed capital market and legal structures governing private of foreign investment and private property and the possibility that recent favorable economic and political developments could be slowed or reversed by unanticipated events. The Portfolio will not invest more than 5% of the value of its total assets in securities of issuers based in Eastern Europe.

         Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Portfolio holds various foreign currencies from time to time, the value of the net assets of the Portfolio as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates. Generally, the Portfolio's currency exchange transactions will be conducted on a spot (I.E., cash) basis at the spot rate prevailing in the currency exchange market. The cost of the Portfolio's currency exchange transactions will generally be the difference between the bid and offer spot rate of the currency being purchased or sold. In order to protect against uncertainty in the level of future foreign currency exchange rates, the Portfolio is authorized to enter into certain foreign currency transactions. See the Appendix.

         In addition, while the volume of the transactions effected of foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of the New York Stock Exchange Inc. (the "NYSE"). Accordingly, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity.

         In buying and selling securities on foreign exchanges, the Portfolio normally pays fixed commissions that are generally higher than the negotiated commissions charged in the United States. In addition, there is generally less government supervision and regulation of securities exchange, brokers and issuers in foreign countries than in the United States. Bankers Trust intends to manage the Portfolio actively in pursuit of its investment objective. However, the annual portfolio turnover rate of the Portfolio is generally not expected to exceed 200%. The Portfolio does not expect to trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time held.

ITEM 5.  MANAGEMENT OF THE TRUST.

         The Board of Trustees of the Trust provides broad supervision over the affairs of the Trust. Bankers Trust serves as the Trust's investment adviser. A majority of the Trust's Trustees are not affiliated with the Adviser. As the administrator (the "Administrator"), Bankers Trust supervises the overall administration of the Trust. The Trust's fund accountant, transfer agent and custodian is also Bankers Trust.

         Bankers Trust, a New York banking corporation with executive offices at 280 Park Avenue, New York, New York 10017, is a wholly-owned subsidiary of Bankers Trust New York Corporation. As of December 31, 1992, Bankers Trust New York Corporation was the seventh largest bank holding company in the United States with total assets of approximately $72 billion. Bankers Trust is a worldwide merchant bank dedicated to servicing the needs of corporations, governments, financial institutions and private clients through a global network of 83 offices in 36 countries. Investment management is a core business of Bankers Trust, built on a tradition of excellence from its roots as a trust bank founded in 1903. The scope of Bankers Trust's investment management capability is unique due to its leadership positions in both active and passive quantitative management and its presence in major equity and fixed income markets around the world. As of December 31, 1992, Bankers Trust had assets under management of about $151 billion worldwide and is one of the largest investment managers in the United States. Bankers Trust's officers have had extensive experience in managing investment portfolios having objectives similar to that of the Portfolio. Bankers Trust has been advised by its counsel that, in counsel's opinion, Bankers Trust currently may perform the services for the Trust described in this Registration Statement without violation of the Glass-Steagall Act or other applicable banking laws or regulations.

         Bankers Trust, subject to the supervision and direction of the Board of Trustees of the Trust, manages the Portfolio in accordance with the Portfolio's investment objective and stated investment policies, makes investment decisions for the Portfolio, places orders to purchase and sell securities and other financial instruments on behalf of the Portfolio and employs professional investment managers and securities analysts who provide research services to the Trust and the Portfolio. All orders for investment transactions on behalf of the Portfolio are placed by Bankers Trust with broker-dealers and other financial intermediaries that it selects, including those affiliated with Bankers Trust. A Bankers Trust affiliate will be used in connection with a purchase or sale of an investment for the Portfolio only if Bankers Trust believes that the affiliate's charge for the transaction does not exceed usual and customary levels. The Portfolio will not invest in obligations for which Bankers Trust or any of its affiliates is the ultimate obligor or accepting bank. The Portfolio may, however, invest in the obligations of correspondents and customers of Bankers Trust. Under its investment advisory agreement with the Trust, Bankers Trust receives a fee from the Portfolio computed daily and paid monthly at the annual rate of 0.65% of the average daily net assets of the Portfolio.

         Under an administration and services agreement with the Trust, Bankers Trust calculates the value of the assets of the Portfolio and generally assists the Board of Trustees of the Trust in all aspects of the administration and operation of the Trust and the Portfolio. The administration and services agreement provides for the Trust to pay the Administrator a fee computed daily and paid monthly at the annual rate of 0.15% of the average daily net assets of the Portfolio. Under the administration and services agreement, the Administrator may delegate one or more of its responsibilities to others at its expense.

         The Portfolio bears its own expenses. Operating expenses for the Portfolio generally consist of all costs not specifically borne by Bankers Trust or Signature Broker-Dealer Services, Inc. ("Signature"), the Trust's placement agent and sub-administrator, including investment advisory and administration and service fees, fees for necessary professional services, the costs associated with regulatory compliance and maintaining legal existence and investor relations.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust, such as the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the

Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Trust has ten active series, the Portfolio, the Liquid Assets Portfolio, the Asset Management Portfolio II, the Asset Management Portfolio III, the Mortgage-Backed Securities Portfolio, the Global High Yield Securities Portfolio, the Latin American Equity Portfolio, the Small Cap Portfolio, the Pacific Basin Equity Portfolio and European Equity Portfolio.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (E.G. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share PRO RATA in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each day on which the NYSE is open for trading and New York chartered banks are not closed owing to customary local or regional holidays ("Portfolio Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made each Portfolio Business Day as of the close of regular trading on the NYSE which is currently 4:00 p.m., New York time (the "Valuation Time").

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated PRO RATA among the investors in the Portfolio. The Net Income is accrued daily and distributed monthly to the investors in the Portfolio.

         Under the anticipated method of operation of the Trust, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 7.  PURCHASE OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load. All investments are made at the net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

         The Trust and Signature reserve the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The placement agent for the Trust is Signature. The principal business address of Signature is 6 St. James Avenue, Boston, Massachusetts 02116. Signature receives no additional compensation for serving as the placement agent for the Trust.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

BT0416B


                            BT INVESTMENT PORTFOLIOS

                            EUROPEAN EQUITY PORTFOLIO

                                     PART A


         Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         BT Investment Portfolios (the "Trust") is a no-load, open-end management investment company which was organized as a trust under the laws of the State of New York on March 27, 1993.

         Beneficial interests in the Trust are divided into separate series, each having distinct investment objectives and policies, one of which, European Equity Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The investment objective of the Portfolio is long-term capital appreciation through investment primarily in the equity securities of companies domiciled in, or doing business in, Western Europe; this shall include securities of issuers: (1) which are organized under the laws of Western European countries (see below); (2) for which the principal securities trading market is in a Western European country; and (3) which derive a significant proportion (at least 50 percent) of their revenues or profits from goods produced or sold, investments made, or services performed in the countries of Western Europe or which have at least 50 percent of their assets situated in the countries of Western Europe. The production of any income is incidental to this objective. It is expected under normal conditions that at least 65% of the Portfolio's assets will be invested in the equity securities of Western European issuers. There can be no assurance that the Portfolio will be able to achieve its investment objective.

         For purposes of Part A, "Western Europe" is defined as the Western European countries of Austria, Belgium, Denmark, Germany, Finland, France, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

         The Portfolio will invest selectively in companies based in Europe, and the geographic and industrial distribution of its investments will be actively managed, depending on the economic and industrial prospects for the countries and companies selected for investment. Bankers Trust intends to seek investments primarily in companies with larger market capitalization and the portfolio is likely to contain a high proportion of "blue chip" stocks. Limited exposure will be given to smaller companies to take advantage of special situations and short term trading opportunities that may arise.

         The Portfolio invests primarily in the equity securities of foreign issuers, consisting of common stock and other securities with equity characteristics. These issuers are primarily established companies based in developed countries outside the United States. However, the Portfolio may also invest in securities of issuers in underdeveloped countries. Investments in these countries will be based on an acceptable degree of risk in anticipation of superior returns. Under normal circumstances, the Portfolio will invest at least 65% of the value of its total assets in the equity securities of issuers based in at least three countries within Western Europe.

         For further discussion of the unique risks associated with investing in foreign securities in both developed and under developed countries, see "Risk Factors" herein and Part B.

         The Portfolio's investments will generally be diversified among several geographic regions and countries in Western Europe. Criteria for determining the appropriate distribution of investment among various countries and regions include the prospects for relative growth among foreign countries, expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships and the range of alternative opportunities available to international investors.

         In countries and regions with well-developed capital markets where more information is available, Bankers Trust will seek to select individual investments for the Portfolio. Criteria for selection of individual securities include the issuer's competitive position, prospects for growth, managerial strength, earnings quality, underlying asset value, relative market value and overall marketability. The Portfolio may invest in securities of companies having various levels of net worth, including smaller companies whose securities may be more volatile than securities offered by larger companies with higher levels of net worth.

         In other countries and regions where capital markets are underdeveloped or not easily accessed and information is difficult to obtain, the Portfolio may choose to invest only at the market level. Here, the Portfolio may seek to achieve country exposure through use if options of futures based on an established local index. Similarly, country exposure may also be achieved through investments in other registered investment companies. Restrictions on both these types of investments are fully explained herein and in Part B.

         The remainder of the Portfolio's assets will be invested in dollar and non-dollar denominated short-term instruments. These investments are subject to the conditions described under "Short-Term Investment" below.

         EQUITY INVESTMENTS. The Portfolio invests primarily in common stock and other securities with equity characteristics. For purposes of the Portfolio's policy of investing at least 65% of the value of its total assets in the equity securities of Western European issuers, equity securities are defined as common stock, preferred stock, trust or limited partnership interests, rights and warrants, and convertible securities, consisting of debt securities or preferred stock that may be converted into common stock or that carry the right to purchase common stock. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets and may invest in restricted unlisted securities.

         With respect to certain countries in which capital markets are either less developed or not easily accessed, investments by the Portfolio may be made through investment in other investment companies that in turn are authorized to invest in the securities of such countries. Investment in other investment companies is limited in amount by the 1940 Act will involve the indirect payment of a portion of the expenses, including advisory fees, of such other investment companies and may result in a duplication of fees and expenses.

         SHORT-TERM INSTRUMENTS. The Portfolio intends to stay invested in the securities described above to the extent practical in light of its objective and long-term investment perspective. However, the Portfolio's assets may be invested in short-term instruments with remaining maturities of 397 days or less to meet anticipated redemptions and expenses for day-to-day operating purposes and when, in Bankers Trust's opinion, it is advisable to adopt a temporary defensive position because of unusual and adverse conditions affecting the equity markets.

         In addition, when the Portfolio experiences large cash inflows through the sale of securities and desirable equity securities that are consistent with the Portfolio's investment objective are unavailable in sufficient quantities or at attractive prices, the Portfolio may hold short-term investments for a limited time pending availability of such equity securities. Short-term instruments consist of foreign and domestic: (i) short-term obligations of sovereign governments, their agencies, instrumentalities, authorities or political subdivisions; (ii) other short-term debt securities rated Aa or higher by Moody's Investors Service, Inc. ("Moody's") or AA or higher by Standard & Poor's Corporation ("S&P") or, if unrated, or comparable quality in the opinion of Bankers Trust; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and banker's acceptances; and
(v) repurchase agreements. At the time the Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer of the issuer's parent much have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper or bank obligations rated prime-1 by Moody's pr A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of Bankers Trust. Theses instruments may be denominated in U.S dollars of in foreign currencies and will have been determined to be of high quality by a nationally recognized rating service, or if unrated, by Bankers Trust.

         OTHER INVESTMENTS AND INVESTMENT TECHNIQUES. The Portfolio may also utilize the following investments and investment techniques and practices; foreign currency exchange transactions, options on foreign currencies, American Depositary Receipts and European Depositary Receipts, options on stocks, options on foreign stock indexes, future contracts on foreign stock indexes, options on futures contracts, when-issued and delayed delivery securities and repurchase agreements. See the Appendix for further information.

         ADDITIONAL INVESTMENT LIMITATIONS. As a diversified Portfolio, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. No more than 15% of the Portfolio's net assets may be invested in illiquid or not readily marketable securities including repurchase agreements and time deposits maturing in more than seven days). Additional investment policies of the Portfolio are contained in Part B.

         The Portfolio's investment objective is not a Fundamental policy and may be changed upon notice to but without the approval of the Portfolio's investors.


         RISK FACTORS.

         By itself, the Portfolio does not constitute a balanced investment plan; the Portfolio and the Portfolio seek long-term capital appreciation from investment primarily in the equity securities (or other securities with equity characteristics) of foreign issuers. Change in domestic and foreign interest rates may affect the value of the Portfolio's investments, and rising interest rates can be expected to reduce the Portfolio's share value. The Appendix includes a description of a number of investments and investment techniques available to the Portfolio, including foreign investments and the use of options and futures, and sets out certain risks associated with these investments and techniques. The Portfolio's share price, yield and total return fluctuate and your investment may be worth more or less than your original cost when you redeem your shares.

         Investing in securities of foreign issuers involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Although the Portfolio intents to invest primarily in securities of established companies based in developed countries, the value of the Portfolio's investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of Portfolios or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorable or unfavorably affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgement against a foreign issuer. In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the United States. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

         The Portfolio may invest in the securities of issuers based in underdeveloped countries, including those in Eastern Europe. Investment in securities of issuers based in underdeveloped countries entails all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the smaller size of the market for such securities and a low or non-existent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interest; and (iv) in the case of Eastern Europe, the absence of developed capital market and legal structures governing private of foreign investment and private property and the possibility that recent favorable economic and political developments could be slowed or reversed by unanticipated events. The Portfolio will not invest more than 5% of the value of its total assets in securities of issuers based in Eastern Europe.

         Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Portfolio holds various foreign currencies from time to time, the value of the net assets of the Portfolio as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates. Generally, the Portfolio's currency exchange transactions will be conducted on a spot (I.E., cash) basis at the spot rate prevailing in the currency exchange market. The cost of the Portfolio's currency exchange transactions will generally be the difference between the bid and offer spot rate of the currency being purchased or sold. In order to protect against uncertainty in the level of future foreign currency exchange rates, the Portfolio is authorized to enter into certain foreign currency transactions. See the Appendix.

         In addition, while the volume of the transactions effected of foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of the New York Stock Exchange Inc. (the "NYSE"). Accordingly, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity.

         In buying and selling securities on foreign exchanges, the Portfolio normally pays fixed commissions that are generally higher than the negotiated commissions charged in the United States. In addition, there is generally less government supervision and regulation of securities exchange, brokers and issuers in foreign countries than in the United States. Bankers Trust intends to manage the Portfolio actively in pursuit of its investment objective. However, the annual portfolio turnover rate of the Portfolio is generally not expected to exceed 100%. The Portfolio does not expect to trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time held.

         Futures contracts and related options are discussed in the Appendix. Successful use of the futures contract and related options are subject to special risk considerations. A liquid secondary market for any futures or options contract may not be available when a futures or options position is sought to be closed. In addition there may be an imperfect correlation between movements in the securities or currency in the Portfolio. Successful use of futures or options contracts are further dependent on Bankers Trust's ability to correctly predict movements on the securities or foreign currency markets and no assurance can be given that its judgement will be correct. Successful use of options on securities or stock indices are subject to similar risk considerations. In addition, by writing covered call options, the Portfolio gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying securities above the options exercise price.

         There are further risk factors, including possible losses through the holding of securities in domestic and foreign custodian banks and depositories, described elsewhere herein and in Part B.

ITEM 5.  MANAGEMENT OF THE TRUST.

         The Board of Trustees of the Trust provides broad supervision over the affairs of the Trust. Bankers Trust serves as the Trust's investment adviser. A majority of the Trust's Trustees are not affiliated with the Adviser. As the administrator (the "Administrator"), Bankers Trust supervises the overall administration of the Trust. The Trust's fund accountant, transfer agent and custodian is also Bankers Trust.

         Bankers Trust, a New York banking corporation with executive offices at 280 Park Avenue, New York, New York 10017, is a wholly-owned subsidiary of Bankers Trust New York Corporation. As of December 31, 1992, Bankers Trust New York Corporation was the seventh largest bank holding company in the United States with total assets of approximately $72 billion. Bankers Trust is a worldwide merchant bank dedicated to servicing the needs of corporations, governments, financial institutions and private clients through a global network of 83 offices in 36 countries. Investment management is a core business of Bankers Trust, built on a tradition of excellence from its roots as a trust bank founded in 1903. The scope of Bankers Trust's investment management capability is unique due to its leadership positions in both active and passive quantitative management and its presence in major equity and fixed income markets around the world. As of December 31, 1992, Bankers Trust had assets under management of about $151 billion worldwide and is one of the largest investment managers in the United States. Bankers Trust's officers have had extensive experience in managing investment portfolios having objectives similar to that of the Portfolio. Bankers Trust has been advised by its counsel that, in counsel's opinion, Bankers Trust currently may perform the services for the Trust described in this Registration Statement without violation of the Glass-Steagall Act or other applicable banking laws or regulations.

         Bankers Trust, subject to the supervision and direction of the Board of Trustees of the Trust, manages the Portfolio in accordance with the Portfolio's investment objective and stated investment policies, makes investment decisions for the Portfolio, places orders to purchase and sell securities and other financial instruments on behalf of the Portfolio and employs professional investment managers and securities analysts who provide research services to the Trust and the Portfolio. All orders for investment transactions on behalf of the Portfolio are placed by Bankers Trust with broker-dealers and other financial intermediaries that it selects, including those affiliated with Bankers Trust. A Bankers Trust affiliate will be used in connection with a purchase or sale of an investment for the Portfolio only if Bankers Trust believes that the affiliate's charge for the transaction does not exceed usual and customary levels. The Portfolio will not invest in obligations for which Bankers Trust or any of its affiliates is the ultimate obligor or accepting bank. The Portfolio may, however, invest in the obligations of correspondents and customers of Bankers Trust. Under its investment advisory agreement with the Trust, Bankers Trust receives a fee from the Portfolio computed daily and paid monthly at the annual rate of 0.65% of the average daily net assets of the Portfolio.

         Under an administration and services agreement with the Trust, Bankers Trust calculates the value of the assets of the Portfolio and generally assists the Board of Trustees of the Trust in all aspects of the administration and operation of the Trust and the Portfolio. The administration and services agreement provides for the Trust to pay the Administrator a fee computed daily and paid monthly at the annual rate of 0.20% of the average daily net assets of the Portfolio. Under the administration and services agreement, the Administrator may delegate one or more of its responsibilities to others at its expense.

         The Portfolio bears its own expenses. Operating expenses for the Portfolio generally consist of all costs not specifically borne by Bankers Trust or Signature Broker-Dealer Services, Inc. ("Signature"), the Trust's placement agent and sub-administrator, including investment advisory and administration and service fees, fees for necessary professional services, the costs associated with regulatory compliance and maintaining legal existence and investor relations.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust, such as the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Trust has nine active series, the Portfolio, the Liquid Assets Portfolio, the Asset Management Portfolio II, the Asset Management Portfolio III, the Mortgage-Backed Securities Portfolio, the Global High Yield Securities Portfolio, the Latin American Equity Portfolio, the Small Cap Portfolio and the Pacific Basin Equity Portfolio.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (E.G. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share PRO RATA in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each day on which the New York Stock Exchange Inc. (the "NYSE") is open for trading and New York chartered banks are not closed owing to customary local or regional holidays ("Portfolio Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made each Portfolio Business Day as of the close of regular trading on the NYSE which is currently 4:00 p.m., New York time (the "Valuation Time").

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated PRO RATA among the investors in the Portfolio. The Net Income is accrued daily and distributed monthly to the investors in the Portfolio.

         Under the anticipated method of operation of the Trust, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 7.  PURCHASE OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load. All investments are made at the net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

         The Trust and Signature reserve the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The placement agent for the Trust is Signature. The principal business address of Signature is 6 St. James Avenue, Boston, Massachusetts 02116. Signature receives no additional compensation for serving as the placement agent for the Trust.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

APPENDIX.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because the Portfolio buys and sells securities denominated in currencies other than the U.S. dollar and receives interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolio from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolio either enters into these transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses forward contracts to purchase or sell foreign currencies.

         A forward foreign currency exchange contract is an obligation by the Portfolio to purchase to sell a specific currency at a future dare, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. The Portfolio maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward feign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Portfolio may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or change in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position. Since consideration of the prospect for currency parties will be incorporated into Bankers Trust's long-term investment decisions, the Portfolio will not routinely enter into foreign currency hedging transactions with respect to security transactions, however, Bankers Trust believes that it is important to have the flexibility to enter into foreign currency hedging transactions when it determines that the transactions would be in the Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

         OPTIONS ON FOREIGN CURRENCIES. The Portfolio may write covered put and call options and purchase put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of portfolio securities and against increases in the dollar cost of securities to be acquired. The Portfolio may use options on currency to cross-hedge, which involves writing or purchasing options on one currency to hedge against changes in exchange rates for a different, but related currency. As with other types of options, however, the writing of an option on foreign currency will constitute only a partial hedge up to the amount of the premium received, and the Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may be used to hedge against fluctuations in exchange rates although, in the event of exchange rate movements adverse to the Portfolio's position, it may not forfeit the entire amount of the premium plus related transaction costs. In addition, the Portfolio may purchase call options on currency when the investment adviser anticipates that the currency will appreciate in value.

         There is no assurance that a liquid secondary market on an options exchange will exist for any particular option, or at any particular time. If the Portfolio is unable to effect a closing purchase transaction with respect to covered options it has written, the Portfolio will not be able to sell the underlying currency of dispose of assets held in a segregated account until the options expire or are expected. Similarly, if the Portfolio is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying currency. The Portfolio pays brokerage commissions or spreads in connection with its options transactions.

         As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-rated currency options. The Portfolio's ability to terminate over-the-counter options ("OTC Options") will be more limited than the exchange-traded options. It is also possible that broker-dealers participating in OTC Options transactions will not fulfill their obligations. Until such time at the staff of the SEC changes its position, the Portfolio will treat purchased OTC Options and assets used to cover written OTC Options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

         AMERICAN DEPOSITARY RECEIPTS AND EUROPEAN DEPOSITARY RECEIPTS. The Portfolio may invest in securities of foreign issuers directly in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other similar securities representing securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for use on the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets.

         OPTIONS ON STOCK. The Portfolio may write and purchase options on stocks. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying stock at the exercise price at any time during the option period. Similarly, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy the underlying stock at the exercise price at any time during the option period. A covered call option with respect to which the Portfolio owns the underlying stock sold by the Portfolio exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying stock or to possible continued holding of a stock which might otherwise have been sold to protect against depreciation in the market price of the stock. A covered put option sold by the Portfolio exposes the Portfolio during the term of the option to a decline in price of the underlying stock. A put option sold by the Portfolio is covered, when among other things, cash or liquid securities are placed in a segregated account to fulfill the obligations undertaken.

         To close out a position when writing covered options, the Portfolio may make a "closing purchase transaction" which involves purchasing an option on the same stock with the same exercise price and expiration date as the option which it has previously written on the stock. The Portfolio will realize a profit or loss for a closing purchase transaction of the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Portfolio may make a "closing sale transaction" which involves liquidating the Portfolio's position by selling the option previously purchased.

         The Portfolio intends to treat OTC Options purchased and the assets used to "cover" OTC Options written as not readily marketable and therefore subject to the limitations described in "Investment Restrictions" in the Statement of Additional Information.

         OPTIONS ON FOREIGN STOCK INDEXES. The Portfolio may purchase and write put and call options on foreign stock indexes listed on domestic and foreign stock exchanges. A stock index fluctuates with changes in the market values of the stocks included in the index.

         Options on stock indexes are generally similar to options on stock except that the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holders the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of the exercise, multiplied by
(b) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars or a foreign currency, as the case may be, times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or the option may expire unexercised.

         To the extent permitted by U.S. federal or state securities laws, the Portfolio may invest in options on foreign stock indexes in lieu of direct investment in foreign securities. The Portfolio may also use foreign stock index options for hedging purposes.

         Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the portfolio will realize a gain or loss from the purchase or writing of options in an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in price of a particular stock. Accordingly, successful use by the Portfolio of options on stock indexes will be subject to Bankers Trust's ability to predict correctly movement in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.

         FUTURES CONTRACTS ON FOREIGN STOCK INDEXES. The Portfolio may enter into contracts providing for the making and acceptance of a cash settlement based upon changes in the value of an index of foreign securities ("Futures Contracts"). This investment technique is designed only to hedge against anticipated future change in general market prices with otherwise might either adversely affect the value of securities held by the Portfolio or adversely affect the prices of securities which are intended to be purchased at a later date for the Portfolio. A Futures Contract may also be entered into to close out or offset an existing futures position.

         In general, each transaction in Futures Contracts involves the establishment of a position which will move in a direction opposite to that of the investment being hedged. If these hedging transaction are successful, the futures position taken for the Portfolio will rise in value by an amount which approximately offsets the decline in value of the portion of the Portfolio's investments that are being hedged. Should general market prices move in an unexpected manner, the full anticipated benefits of Futures Contracts may not be achieved or a loss may be realized.

         Although Futures Contracts would be entered into for hedging purposes only, such transactions do involve certain risks. These risks could include a lack of correlation between the Futures Contract and the foreign equity market being hedged, a potential lack of liquidity in the secondary market and incorrect assessments of market trends which may result in poorer overall performance than if a Futures Contract had not been entered into.

         Brokerage costs will be incurred and "margin" will be required to be posted and maintained as a good faith deposit against performance of obligations under Futures Contracts written for the Portfolio. The Portfolio may not purchase or sell a Futures Contract if immediately thereafter its margin deposits on its outstanding Futures Contracts would exceed 5% of the market value of the Portfolio's total assets.

         OPTIONS ON FUTURES CONTRACTS. The Portfolio may invest in options on such futures contracts for similar purposes.

         All options that the Portfolio writes will be covered under applicable requirements of the SEC. The Portfolio will write and purchase put and call options only to the extent permitted by the policies of state securities authorities in states where shares of the Fund are qualified for offer and sale.

         There can be no assurance that the use of these portfolio strategies will be successful.

         WHEN ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and no income accrues to the Portfolio unless settlement takes place. The Portfolio maintains with the Custodian a segregated account containing high grade liquid securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged.

         SECURITIES LENDING. The Portfolio is permitted to lend up to 30% of the total value of its securities. These loans must be secured continuously by cash or equivalent collateral or by a letter of credit at least equal to the market value of the securities loaned plus accrued income. By lending its securities, the Portfolio can increase its income by continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors.

BT0416B

                            BT INVESTMENT PORTFOLIOS
                     GLOBAL HIGH YIELD SECURITIES PORTFOLIO
                         LATIN AMERICAN EQUITY PORTFOLIO
                               SMALL CAP PORTFOLIO
                         PACIFIC BASIN EQUITY PORTFOLIO
                          INTERNATIONAL BOND PORTFOLIO
                            EUROPEAN EQUITY PORTFOLIO

                                     PART B

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.                                    PAGE

         General Information and History . . . . . . . . . . .  B-1
         Investment Objectives and Policies  . . . . . . . . .  B-1
         Management of the Portfolios  . . . . . . . . . . . .  B-8
         Control Persons and Principal Holders
               of Securities . . . . . . . . . . . . . . . . .  B-10
         Investment Advisory and Other Services  . . . . . . .  B-10
         Brokerage Allocation and Other Practices  . . . . . .  B-12
         Capital Stock and Other Securities  . . . . . . . . .  B-13
         Purchase, Redemption and Pricing of
               Securities Being Offered  . . . . . . . . . . .  B-14
         Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-16
         Underwriters  . . . . . . . . . . . . . . . . . . . .  B-16
         Calculation of Performance Data . . . . . . . . . . .  B-16
         Financial Statements  . . . . . . . . . . . . . . . .  B-16

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

         Part A contains additional information about the investment objectives and policies of Global High Yield Securities Portfolio, Latin American Equity Portfolio, Small Cap Portfolio, Pacific Basin Equity Portfolio, European Equity Portfolio and International Bond Portfolio (each a "Portfolio", collectively, the "Portfolios"). This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which each Portfolio may invest, the investment policies and portfolio strategies that each Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

         Certificates of Deposit and Bankers' Acceptances. Certificates of deposit are receipts issued by a depository institution in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity. Bankers' acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then "accepted" by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most acceptances have maturities of six months or less.

         COMMERCIAL PAPER. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

         For a description of commercial paper ratings, see the Appendix.

         LOWER-RATED DEBT SECURITIES. While the market for high yield corporate debt securities has been in existence for many years and has weathered previous economic downturns, the 1980's brought a dramatic increase in the use of such securities to fund highly leveraged corporate acquisitions and restructuring. Past experience may not provide an accurate indication of future performance of the high yield bond market, especially during periods of economic recession. In fact, from 1989 to 1991, the percentage of lower-rated debt securities that defaulted rose significantly above prior levels.

         The market for lower-rated debt securities may be thinner and less active than that for higher rated debt securities, which can adversely affect the prices at which the former are sold. If market quotations are not available, lower- rated debt securities will be valued in accordance with procedures established by the Board of Trustees, including the use of outside pricing services. Judgement plays a greater role in valuing high yield corporate debt securities than is the case for securities for which more external sources for quotations and last sale information is available. Adverse publicity and changing investor perception may affect the ability of outside pricing services to value lower- rated debt securities and Global High Yield Securities Portfolio's ability to dispose of these securities.

         Since the risk of default is higher for lower-rated debt securities, the investment adviser's research and credit analysis are an especially important part of managing securities of this type held by the Portfolio. In considering investments for the Portfolio, Bankers Trust Company ("Bankers Trust"), each Portfolio's investment adviser (the "Adviser") will attempt to identify those issuers of high yielding debt securities whose financial conditions are adequate to meet future obligations, have improved or are expected to improve in the future. Bankers Trust's analysis focuses on relative values based on such factors as interest on dividend coverage, asset coverage, earnings prospects and the experience and managerial strength of the issuer.

         Global High Yield Securities Portfolio may choose, at its expense or in conjunction with others, to pursue litigation or otherwise exercise its rights as a security holder to seek to protect the interest of security holders if it determines this to be in the best interest of security holders.

         Illiquid Securities. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

         In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

         The Securities and Exchange Commission (the "SEC") has adopted Rule 144A, which allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act of resales of certain securities to qualified institutional buyers. The Adviser anticipates that the market for certain restricted securities such as institutional commercial paper will expand further as a result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc. (the "NASD").

         The Adviser will monitor the liquidity of Rule 144A securities in each Portfolio's portfolio under the supervision of the Board of Trustees. In reaching liquidity decisions, the Adviser will consider, among other things, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers and other potential purchasers wishing to purchase or sell the security; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and of the marketplace trades (E.G., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

         FOREIGN SECURITIES: SPECIAL CONSIDERATIONS CONCERNING EASTERN EUROPE. The Global High Yield Securities Portfolio, European Equity Portfolio and International Bond Portfolio may invest in foreign securities issued by Eastern European countries. Investments in companies domiciled in Eastern European countries may be subject to potentially greater risks than those of other foreign issuers. These risks include: (i) potentially less social, political and economic stability; (ii) the small current size of the markets for such securities and the low volume of trading, which result in less liquidity and in greater price volatility; (iii) certain national policies which may restrict the Portfolios' investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (iv) foreign taxation; (v) the absence of developed legal structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) the absence, until recently in certain Eastern European countries, of a capital market structure or market-oriented economy; and (vii) the possibility that recent favorable economic developments in Eastern Europe may be slowed or reversed by unanticipated political or social events in such countries, or in the Commonwealth of Independent States (formerly the Union of Soviet Socialist Republics).

         The economic situation remains difficult for Eastern European countries in transition from central planning, following what has already been a sizable decline in output. The contraction now appears to be bottoming out in parts of Eastern Europe, where some countries are projected to register positive growth in 1995. Following three successive years of output declines, there are preliminary indications of a turnaround in the former Czech and Slovak Federal Republic, Hungary and Poland; growth in private sector activity and strong exports now appear to have contained the fall in output. A number of their governments, including those of Hungary and Poland, are currently implementing or considering reforms directed at political and economic liberalization, including efforts to foster multi-party political systems, decentralize economic planning, and a move toward free-market economies. But key aspects of the reform and stabilization efforts have not yet been fully implemented, and there remain risks of policy slippage. At present, no Eastern European country has a developed stock market, but Poland, Hungary and the Czech Republic have small securities markets in operation.

         In many other countries of the region, output losses have been even larger. These declines reflect the adjustment difficulties during the early stages of the transition, high rates of inflation, the compression of imports, disruption in trade among the countries of the former Soviet Union, and uncertainties about the reform process itself. Large-scale subsidies are delaying industrial restructuring and are exacerbating the fiscal situation. A reversal of these adverse factors is not anticipated in the near term, and output is expected to decline further in most of these countries. In the Russian Federation and most other countries of the former Soviet Union, economic conditions are of particular concern because of economic instability due to political unrest and armed conflicts in many regions. Further, no accounting standards exist in Eastern European countries. Although certain Eastern European currencies may be convertible into U.S. dollars, the conversion rates may be artificial to the actual market values and may be adverse to each Fund's shareholders.

         BRADY BONDS. The Latin American Equity Portfolio and Global High Yield Securities Portfolio may invest in "Brady bonds," which have been issued by the governments of Argentina, Costa Rica, Mexico, Nigeria, Uruguay and Venezuela. Most Brady bonds are currently rated below BBB by Standard & Poor's Corporation ("S&P") or Baa by Moody's Investors Services Inc. ("Moody's").

         The Brady Plan was conceived by the U.S. Treasury in the 1980's in an attempt to produce a debt restructuring program which would enable a debt country to (i) reduce the absolute level of debt of its creditor banks, and (ii) reschedule its external debt repayments, based upon its ability to service such debts by persuading its creditor banks to accept a debt write-off by offering them a selection of options, each of which represented an attractive substitute for the nonperforming debt. Although it was envisaged that each debtor country would agree to a unique package of options with its creditor banks, the plan was that these options would be based upon the following:(i) a discount bond carrying a market rate of interest (whether fixed or floating), with principal collateralized by the debtor country with cash or securities in an amount equal to at least one year of rolling interest; (ii) a par bond carrying a low rate of interest (whether fixed or floating), collateralized in the same way as in (i) above; and (iii) retention of existing debt (thereby avoiding a debt write-off) coupled with an advance of new money or subscription of new bonds.

         The Latin American Equity Portfolio and Global High Yield Securities Portfolio may invest in either collateralized or uncollateralized Brady bonds. U.S. dollar-denominated, collateralized Brady bonds, which may be fixed rate par bonds or floating rate discount bonds, are collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Interest payments on such bonds generally are collateralized by cash or securities in an amount that in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year's rolling interest payments based on the applicable interest rate at the time and is adjusted at regular intervals thereafter.

         FOREIGN SECURITIES: SPECIAL CONSIDERATIONS CONCERNING LATIN AMERICA. Investing in securities of Latin American issuers may entail risks relating to the potential political and economic instability of certain Latin American countries and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment and on repatriation of capital invested. In the event of expropriation, nationalization or other confiscation by any country, the Latin American Equity Fund could lose its entire investment in any such country.

         The securities markets of Latin American countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the U.S. disclosure and regulatory standards are in many respects less stringent than U.S. standards. Furthermore, there is a lower level of monitoring and regulation of the markets and the activities of investors in such markets.

         The limited size of many Latin American securities markets and limited trading volume in the securities of Latin American issuers compared to volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors' perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

         The economies of Latin American countries may be predominantly based in only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates; and (v) securities of issuers located in Latin America may have limited marketability and may be subject to more abrupt or erratic price movements.

         The Latin American Equity Portfolio invests in securities denominated in currencies of Latin American countries. Accordingly, changes in the value of these currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Portfolio's assets denominated in those currencies.

         Some Latin American countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain Latin American countries may restrict the free conversion of their currencies into other currencies. Further, certain Latin American currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar.

         The economies of individual Latin American countries may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Certain Latin American countries have experienced high levels of inflation which can have a debilitating effect on an economy. Furthermore, certain Latin American countries may impose withholding taxes on dividends payable to the Portfolio at a higher rate than those imposed by other foreign countries.

         Certain Latin American countries such as Argentina, Brazil and Mexico are among the world's largest debtors to commercial banks and foreign governments. At times, certain Latin American countries have declared moratoria on the payment of principal and/or interest on outstanding debt. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearage on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt.

         Holders of sovereign debt, including the Portfolio, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which defaulted sovereign debt may be collected in whole or in part.

         Latin America is a region rich in natural resources such as oil, copper, tin, silver, iron ore, forestry, fishing, livestock and agriculture. The region has a large population (roughly 300 million) representing a large domestic market. Economic growth was strong in the 1960's and 1970's, but slowed dramatically (and in some instances was negative) in the 1980's as a result of poor economic policies, higher international interest rates, and the denial of access to new foreign capital. Although a number of Latin American countries are currently experiencing lower rates of inflation and higher rates of real growth in Gross Domestic Product (GDP) than they have in the past, other Latin American countries continue to experience significant problems, including high inflation rates and high interest rates. Capital flight has proven a persistent problem and external debt has been forcibly rescheduled. Political turmoil, high inflation, capital repatriation restrictions and nationalization have further exacerbated conditions.

         Large budget deficits and a high level of state ownership in many productive and service areas have given way to balanced budgets and privatization in Mexico, Brazil, Chile and Argentina. Changes in political leadership have encouraged the implementation of market oriented economic policies such as balanced budgets. Privatization trade reform and monetary reform have been among the steps taken to modernize the Latin American economies and to regenerate growth in the region. However, governments of many Latin American countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in those countries. As a result, government actions in the future could have a significant effect on economic conditions which may adversely affect prices of certain portfolio securities. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments, such as military coups, have occurred in the past and could also adversely affect the Portfolio's investments in this region.

         Changes in political leadership, the implementation of market oriented economic policies, such as privatization, trade reform and fiscal and monetary reform are among the recent steps taken to renew economic growth. External debt is being restructured and flight capital (domestic capital that has left the home country) has begun to return. Inflation control efforts have also been implemented. Free Trade Zones are being discussed in various areas around the region, the most notable being a free trade zone between Mexico and the U.S. Various trade agreements have also been formed within the region such as the Andean Pact, Mercosur and the North American Free Trade Agreement (NAFTA). The largest of these is NAFTA, which was implemented on January 1, 1994. Latin American equity markets can be extremely volatile and in the past have shown little correlation with the U.S. market. Currencies are typically weak, but most are now relatively free floating, and it is not unusual for the currencies to undergo wide fluctuations in value over short periods of time due to changes in the market.

         FOREIGN SECURITIES: SPECIAL CONSIDERATIONS CONCERNING THE PACIFIC BASIN. Many Asian countries may be subject to a greater degree of social, political and economic instability than is the case in the United States and European countries. Such instability may result from (i) authoritarian governments or military involvement in political and economic decision-making;
(ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection.

         The economies of most of the Asian countries are heavily dependent upon international trade and are accordingly affected by protective trade barriers and the economic conditions of their trading partners, principally, the United States, Japan, China and the European Community. The enactment by the United States or other principal trading partners of protectionist trade legislation, reduction of foreign investment in the local economies and general declines in the international securities markets could have a significant adverse effect upon the securities markets of the Asian countries.

         Thailand has been transformed into one of the fastest growing stock markets in the world. On February 23, 1991, the military staged its 17th coup since the overthrow of the absolute monarchy in 1932. The newly appointed government quickly focused on the economy and enacted major tax revisions, slashing personal income tax and reducing taxes on imports. Most significantly, it pushed through a 7% value added tax. Released from political consideration by the coup, the Bank of Thailand was finally able to implement a monetary tightening. As a result, interest rates rose and GDP declined to 7.7% from 10% the previous year. The government continues to move ahead with new projects - especially telecommunications, roads and port facilities - needed to refurbish the country's overtaxed infrastructure. Nonetheless, political unrest coupled with the shooting of antigovernment demonstrators in May 1992 has caused many international businesses to question Thailand's political stability.

         Hong Kong's impending return to Chinese dominion in 1997 has not initially had a positive effect on its economic growth which was vigorous in the 1980's. However, authorities in Beijing have agreed to maintain a capitalist system for 50 years that, along with Hong Kong's economic growth, continued to further strong stock market returns. In preparation for 1997, Hong Kong has to develop trade with China, where it is the largest foreign investor, while also maintaining its longstanding export relationship with the United States. Spending on infrastructure improvements is a significant priority of the colonial government while the private sector continues to diversify abroad based on its position as an established international trade center in the Far East.

         In terms of GDP, industrial standards and level of education, South Korea is second only to Japan in Asia. It enjoys the benefits of a diversified economy with well developed sectors in electronics, automotive, textiles and shoe manufacturing, steel and shipbuilding among others. The driving force behind the economy's dynamic growth has been the planned development of an export-oriented economy in a vigorously entrepreneurial society. Real GDP grew about 7.5% in 1991. Labor unrest was noticeably calmer, unemployment averaged a low of 2.3%, and investment was strong. Inflation rates, however, are beginning to challenge South Korea's strong economic performance. In addition, the international situation between South and North Korea continues to improve. Both Koreas joined the United Nations separately in late 1991, creating another forum for negotiation and joint cooperation.

         Indonesia is a mixed economy with many socialist institutions and central planning, but has recently placed emphasis on deregulation and private enterprise. Like Thailand, Indonesia has extensive natural wealth, yet with a large and rapidly increasingly population, it remains a poor country. Agriculture, including forestry and fishing, is an important sector, accounting for 21% of GDP and over 50% of the labor force. Once the world's largest rice importer, Indonesia is now nearly self-sufficient.

         The Malaysian economy continued to perform well, growing at an average annual rate of 9% from 1987 through 1991. This placed Malaysia as one of the fastest growing economies in the Asian-Pacific region. Malaysia has become the world's third-largest producer of semiconductor devices (after the US and Japan) and the world's largest exporter of semiconductor devices. More remarkable is the country's ability to achieve rapid economic growth with relative price stability (2% inflation over the past five years) as the government followed prudent fiscal/monetary policies. Malaysia's high export dependence level leaves it vulnerable to a recession in the OECD countries or a fall in world commodity prices.

         Singapore has an open entrepreneurial economy with strong service and manufacturing sectors and excellent international trading links derived from its entrepot history. During the 1970's and early 1980's, the economy expanded rapidly, achieving an average annual growth rate of 9%. Per capita GDP is among
the highest in Asia.   Singapore holds a position as a major oil refining and
services center.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

         GENERAL. The successful use of such instruments draws upon the Adviser's skill and experience with respect to such instruments and usually depends on the Adviser's ability to forecast interest rate and currency exchange rate movements correctly. Should interest or exchange rates move in an unexpected manner, a Portfolio may not achieve the anticipated benefits of futures contracts or options on futures contracts or may realize losses and thus will be in a worse position than if such strategies had not been used. In addition, the correlation between movements in the price of futures contracts or options on futures contracts and movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

         FUTURES CONTRACTS. A Portfolio may enter into contracts for the purchase or sale for future delivery of fixed-income securities, foreign currencies, or contracts based on financial indices including any index of U.S. Government securities, foreign government securities or corporate debt securities. U.S. futures contracts have been designed by exchanges which have been designated "contracts markets" by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. A Portfolio may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, GNMA modified pass-through mortgage-backed securities and three-month U.S. Treasury Bills. A Portfolio may also enter into futures contracts which are based on bonds issued by entities other than the U.S. Government.

         At the same time a futures contract is purchased or sold, the Portfolio must allocate cash or securities as a deposit payment ("initial deposit"). It is expected that the initial deposit would be approximately 1 1/2% to 5% of a contract's face value. Daily thereafter, the futures contract is valued and the payment of "variation margin" may be required, since each day the Portfolio would provide or receive cash that reflects any decline or increase in the contract's value.

         At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.

         Although futures contracts by their terms call for the actual delivery or acquisition of securities, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying

(or selling, as the case may be) on a commodities exchange an identical futures contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, the Portfolio will incur brokerage fees when it purchases or sells futures contracts.

         The purpose of the acquisition or sale of a futures contract, in the case of a Portfolio which holds or intends to acquire fixed-income securities, is to attempt to protect the Portfolio from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Portfolio. If interest rates did increase, the value of the debt security in the Portfolio would decline, but the value of the futures contracts to the Portfolio would increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows the Portfolio to maintain a defensive position without having to sell its portfolio securities.

         Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a Portfolio could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could then buy debt securities on the cash market. To the extent a Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of cash, cash equivalents or high quality liquid debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts.

         The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Adviser may still not result in a successful transaction.

         In addition, futures contracts entail risks. Although the Adviser believes that use of such contracts will benefit the Portfolios, if the Adviser's investment judgment about the general direction of interest rates is incorrect, a Portfolio's overall performance would be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates which would adversely affect the price of debt securities held in its portfolio and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its debt securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Portfolio has insufficient cash, it may have to sell debt securities from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

         OPTIONS ON FUTURES CONTRACTS. Each Portfolio may purchase and write options on futures contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the futures contract or underlying debt securities. As with the purchase of futures contracts, when a Portfolio is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

         The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Portfolio's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option the Portfolio has written is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

         The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may purchase a put option on a futures contract to hedge its portfolio against the risk of rising interest rates.

         The amount of risk a Portfolio assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

         The Board of Trustees of each Portfolio has adopted a further restriction that the Portfolio will not enter into any futures contracts or options on futures contracts if immediately thereafter the amount of margin deposits on all the futures contracts of the Portfolio and premiums paid on outstanding options on futures contracts owned by the Portfolio (other than those entered into for bona fide hedging purposes) would exceed 5% of the market value of the total assets of the Portfolio.

         OPTIONS ON FOREIGN CURRENCIES. Each Portfolio may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Portfolio may purchase put options on the foreign currency. If the value of the currency does decline, a Portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

         Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Portfolio may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Portfolio deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

         Each Portfolio may write options on foreign currencies for the same types of hedging purposes. For example, where a Portfolio anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

         Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

         Each Portfolio intends to write covered call options on foreign currencies. A call option written on a foreign currency by a Portfolio is "covered" if the Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its Custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash, U.S. Government securities and other high quality liquid debt securities in a segregated account with its custodian.

         Each Portfolio also intends to write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the U.S. dollar value of a security which the Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the Portfolio collateralizes the option by maintaining in a segregated account with its custodian, cash or U.S. Government securities or other high quality liquid debt securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked to market daily.

         ADDITIONAL RISKS OF OPTIONS ON FUTURES CONTRACTS, FORWARD CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES. Unlike transactions entered into by a Portfolio in futures contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer and a trader of forward contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

         Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

         The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

         As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A Portfolio's ability to terminate over-the-counter options will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in over-the-counter options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, each Portfolio will treat purchased over-the-counter options and assets used to cover written over-the-counter options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

         In addition, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by: (i) other complex foreign political and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.

         OPTIONS ON SECURITIES. With the exception of International Bond Portfolio, each Portfolio may write (sell) covered call and put options to a limited extent on its portfolio securities ("covered options") in an attempt to increase income. However, the Portfolio may forgo the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by the Portfolio.

         When a Portfolio writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the "exercise price") by exercising the option at any time during the option period. If the option expires unexercised, the Portfolio will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which the Portfolio has no control, the Portfolio must sell the underlying security to the option holder at the exercise price. By writing a covered call option, the Portfolio forgoes, in exchange for the premium less the commission ("net premium"), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price.

         When a Portfolio writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the Portfolio at the specified exercise price at any time during the option period. If the option expires unexercised, the Portfolio will realize income in the amount of the premium received for writing the option. If the put option is exercised, a decision over which the Portfolio has no control, the Portfolio must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, the Portfolio, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price. The Portfolio will only write put options involving securities for which a determination is made at the time the option is written that the Portfolio wishes to acquire the securities at the exercise price.

         A Portfolio may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a "closing purchase transaction." The Portfolio will realize a profit or loss for a closing purchase transaction if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Portfolio, may make a "closing sale transaction" which involves liquidating the Portfolio's position by selling the option previously purchased. Where the Portfolio cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.

         When a Portfolio writes an option, an amount equal to the net premium received by the Portfolio is included in the liability section of the Portfolio's Statement of Assets and Liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, the Portfolio will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received. The writing of covered call options may be deemed to involve the pledge of the securities against which the option is being written. Securities against which call options are written will be segregated on the books of the custodian for the Portfolio.

         A Portfolio may purchase call and put options on any securities in which it may invest. The Portfolio would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the Portfolio, in exchange for the premium paid, to purchase a security at a specified price during the option period. The Portfolio would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

         A Portfolio would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or securities of the type in which it is permitted to invest. The purchase of a put option would entitle the Portfolio, in exchange for the premium paid, to sell a security, which may or may not be held in the Portfolio's portfolio, at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the Portfolio's portfolio securities. Put options also may be purchased by the Portfolio for the purpose of affirmatively benefiting from a decline in the price of securities which the Portfolio does not own. The Portfolio would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

         Each Portfolio has adopted certain other nonfundamental policies concerning option transactions which are discussed below. The Portfolio's activities in options may also be restricted by the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

         The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

         A Portfolio may engage in over-the-counter options transactions with broker-dealers who make markets in these options. At present, approximately ten broker-dealers, including several of the largest primary dealers in U.S. Government securities, make these markets. The ability to terminate over-the-counter option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, the Portfolio will purchase such options only from broker-dealers who are primary government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The Adviser will monitor the creditworthiness of dealers with whom the Portfolio enters into such options transactions under the general supervision of the Board of Trustees.

         OPTIONS ON SECURITIES INDICES. In addition to options on securities, each Portfolio, with the exception of International Bond Portfolio, may also purchase and write (sell) call and put options on securities indices. Such options give the holder the right to receive a cash settlement during the term of the option based upon the difference between the exercise price and the value of the index. Such options will be used for the purposes described above under "Options on Securities."

         The International Bond Portfolio, the European Equity Portfolio and the Pacific Basin Equity Portfolio may, to the extent allowed by Federal and state securities laws, invest in securities indices instead of investing directly in individual foreign securities.

         Options on securities indices entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indices is more likely to occur, although the Portfolio generally will only purchase or write such an option if the Adviser believes the option can be closed out.

         Use of options on securities indices also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. The Portfolio will not purchase such options unless the Adviser believes the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.

         Price movements in a Portfolio's portfolio may not correlate precisely with movements in the level of an index and, therefore, the use of options on indices cannot serve as a complete hedge. Because options on securities indices require settlement in cash, the Adviser may be forced to liquidate portfolio securities to meet settlement obligations.

         FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. Because each Portfolio buys and sells securities denominated in currencies other than the U.S. dollar and receives interest, dividends and sale proceeds in currencies other than the U.S. dollar, each Portfolio from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. A Portfolio either enters into these transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses forward contracts to purchase or sell foreign currencies.

         A forward foreign currency exchange contract is an obligation by a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. Each Portfolio maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         Each Portfolio may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position. Since consideration of the prospect for currency parities will be incorporated into Bankers Trust's long-term investment decisions, a Portfolio will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, Bankers Trust believes that it is important to have the flexibility to enter into foreign currency hedging transactions when it determines that the transactions would be in the Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

         While these contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward contracts. In such event the Portfolio's ability to utilize forward contracts in the manner set forth in the Prospectus may be restricted. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts may not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject a Portfolio to certain risks.

         The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit the Portfolio's ability to use such contract to hedge or cross-hedge its assets. Also, with regard to a Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Portfolio's cross- hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's assets that are the subject of such cross-hedges are denominated.

         Rating Services. The ratings of Moody's and S&P represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, Bankers Trust also makes its own evaluation of these securities, subject to review by the Board of Trustees of the Trust. After purchase by a Portfolio, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event would require either Portfolio to eliminate the obligation from its portfolio, but Bankers Trust will consider such an event in its determination of whether a Portfolio should continue to hold the obligation. A description of the ratings categories of Moody's and S&P is set forth below.

                             INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Trust with respect to each Portfolio as fundamental policies. Under the Investment Company Act of 1940, as amended (the "1940 Act"), a "fundamental" policy may not be changed without the vote of a "majority of the outstanding voting securities" of a Portfolio, which is defined in the 1940 Act as the lesser of (a) 67% or more of the securities present at a meeting if the holders of more than 50% of the outstanding securities are present or represented by proxy, or (b) more than 50% of the outstanding securities. The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

         As a matter of fundamental policy, a Portfolio may not:

                  1. Borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's net assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings (it is intended that money would be borrowed only from banks and only either to accommodate requests for the withdrawal of beneficial interests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations) or reverse repurchase agreements, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute; for additional related restrictions, see clause (i) under the caption "State and Federal Restrictions" below. (As an operating policy, the Portfolios may not engage in dollar roll transactions);

                  2. Underwrite securities issued by other persons except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a portfolio security;

                  3. Make loans to other persons except (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements or the purchase of short-term obligations or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately (under current regulations, the Portfolio's fundamental policy with respect to 20% risk weighing for financial institutions prevent the (Fund) from engaging in securities lending);

                  4. Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (the Portfolio may hold and sell, for its portfolio, real estate acquired as a result of the Portfolio's ownership of securities);

                  5. Concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of the Portfolio's investment objective, up to 25% of its total assets may be invested in any one industry;

                  6. Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

         As an operating policy the Portfolios will not invest in another open-end registered investment company.

         STATE AND FEDERAL RESTRICTIONS. In order to comply with certain state and federal statutes and policies the Portfolios will not as a matter of operating policy:

           (i) borrow money (including through reverse repurchase or forward roll transactions) for any purpose in excess of 5% of the Portfolio's total assets (taken at cost), except that the Portfolio may borrow for temporary or emergency purposes up to 1/3 of its total assets;

          (ii) pledge, mortgage or hypothecate for any purpose in excess of 10% of the Portfolio's total assets (taken at market value), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, and reverse repurchase agreements are not considered a pledge of assets for purposes of this restriction;

         (iii) purchase any security or evidence of interest therein on margin, except that such short-term credit as may be necessary for the clearance of purchases and sales of securities may be obtained and except that deposits of initial deposit and variation margin may be made in connection with the purchase, ownership, holding or sale of futures;

         (iv) sell securities it does not own such that the dollar amount of such short sales at any one time exceeds 25% of the net equity of the Portfolio, and the value of securities of any one issuer in which the Portfolio is short exceeds the lesser of 2.0% of the value of the Portfolio's net assets or 2.0% of the securities of any class of any U.S. issuer and, provided that short sales may be made only in those securities which are fully listed on a national securities exchange or a foreign exchange (This provision does not include the sale of securities of the Portfolio contemporaneously owns or has the right to obtain securities equivalent in kind and amount to those sold, i.e., short sales against the box.) (the Portfolios have no current intention to engage in short selling);

           (v) invest for the purpose of exercising control or management of another company;

         (vi) purchase securities issued by any investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that securities of any investment company will not be purchased for the Portfolio if such purchase at the time thereof would cause: (a) more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers; (b) more than 5% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in any one investment company; or (c) more than 3% of the outstanding voting securities of any such issuer to be held for the Portfolio; provided further that, except in the case of a merger or consolidation, the Portfolio shall not purchase any securities of any open-end investment company unless (1) the Portfolio' investment adviser waives the investment advisory fee with respect to assets invested in other open-end investment companies and (2) the Portfolio incurs no sales charge in connection with the investment;

         (vii) invest more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) in securities (excluding Rule 144A securities) that are restricted as to resale under the 1933 Act;

         (viii) invest more than 15% of the Portfolio's total assets (taken at the greater of cost or market value) in (a) securities (including Rule 144A securities) that are restricted as to resale under the 1933 Act, and (b) securities that are issued by issuers which (including predecessors) have been in operation less than three years (other than U.S. Government securities), provided, however, that no more than 5% of the Portfolio's total assets are invested in securities issued by issuers which (including predecessors) have been in operation less than three years;

         (ix) with the exception of the Global High Yield Securities Portfolio with respect to 75% of the Portfolio's total assets, purchase securities of any issuer if such purchase at the time thereof would cause the Portfolio to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, except that futures or option contracts shall not be subject to this restriction;

           (x) with the exception of the Global High Yield Securities Portfolio with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer;

         (xi) invest in securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio (Trust), or is an officer or director of the Adviser, if after the purchase of the securities of such issuer for the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value;

         (xii) invest in warrants (other than warrants acquired by the Portfolio as part of a unit or attached to securities at the time of purchase) if, as a result, the investments (valued at the lower of cost or market) would exceed 5% of the value of the Portfolio's net assets or if, as a result, more than 2% of the Portfolio's net assets would be invested in warrants not listed on a recognized United States or foreign stock exchange, to the extent permitted by applicable state securities laws;

         (xiii) write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 5% of the Portfolio's net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio's obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

      (xiv) buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets.

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.



         The Portfolio will comply with the permitted investments and investment limitations in the securities laws and regulations of all states in which any registered investment company investing in the Portfolio is registered.

         PORTFOLIO TURNOVER. The Adviser is responsible for decisions to buy and sell securities, futures contracts and options on such securities and futures for each Portfolio, the selection of brokers, dealers and futures commission merchants to effect transactions and the negotiation of brokerage commissions, if any. Broker-dealers may receive brokerage commissions on portfolio transactions, including options, futures and options on futures transactions and the purchase and sale of underlying securities upon the exercise of options. Orders may be directed to any broker-dealer or futures commission merchant, including to the extent and in the manner permitted by applicable law, Bankers Trust or its subsidiaries or affiliates. Purchases and sales of certain portfolio securities on behalf of a Portfolio are frequently placed by the Adviser with the issuer or a primary or secondary market-maker for these securities on a net basis, without any brokerage commission being paid by the Portfolio. Trading does, however, involve transaction costs. Transactions with dealers serving as market-makers reflect the spread between the bid and asked prices. Transaction costs may also include fees paid to third parties for information as to potential purchasers or sellers of securities. Purchases of underwritten issues may be made which will include an underwriting fee paid to the underwriter.

         The Adviser seeks to evaluate the overall reasonableness of the brokerage commissions paid (to the extent applicable) in placing orders for the purchase and sale of securities for a Portfolio taking into account such factors as price, commission (negotiable in the case of national securities exchange transactions), if any, size of order, difficulty of execution and skill required of the executing broker-dealer through familiarity with commissions charged on comparable transactions, as well as by comparing commissions paid by the Portfolio to reported commissions paid by others. The Adviser reviews on a routine basis commission rates, execution and settlement services performed, making internal and external comparisons.

         The Adviser is authorized, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, when placing portfolio transactions for a Portfolio with a broker to pay a brokerage commission (to the extent applicable) in excess of that which another broker might have charged for effecting the same transaction on account of the receipt of research, market or statistical information. The term "research, market or statistical information" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.

         Consistent with the policy stated above, the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and such other policies as the Trustees of the Portfolio may determine, the Adviser may consider sales of shares of the Trust and of other investment company clients of Bankers Trust as a factor in the selection of broker-dealers to execute portfolio transactions. Bankers Trust will make such allocations if commissions are comparable to those charged by nonaffiliated, qualified broker-dealers for similar services.

         Higher commissions may be paid to firms that provide research services to the extent permitted by law. Bankers Trust may use this research information in managing the Portfolio's assets, as well as the assets of other clients.

         Except for implementing the policies stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. In effecting transactions in over-the-counter securities, orders are placed with the principal market-makers for the security being traded unless, after exercising care, it appears that more favorable results are available otherwise.

         Although certain research, market and statistical information from brokers and dealers can be useful to a Portfolio and to the Adviser, it is the opinion of the management of the Portfolios that such information is only supplementary to the Adviser's own research effort, since the information must still be analyzed, weighed and reviewed by the Adviser's staff. Such information may be useful to the Adviser in providing services to clients other than the Portfolios, and not all such information is used by the Adviser in connection with the Portfolios. Conversely, such information provided to the Adviser by brokers and dealers through whom other clients of the Adviser effect securities transactions may be useful to the Adviser in providing services to the Portfolios.

         In certain instances there may be securities which are suitable for a Portfolio as well as for one or more of the Adviser's other clients. Investment decisions for a Portfolio and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. However, it is believed that the ability of a Portfolio to participate in volume transactions will produce better executions for the Portfolio.

         Latin American Equity Portfolio paid brokerage commissions in the amount of $202,130 for the fiscal year ended September 30, 1995, and $188,008 for the period from October 25, 1993 (commencement of operations) through September 30, 1994.

         Global High Yield Securities Portfolio paid brokerage commissions in the amount of $5,653 for the fiscal year ended September 30, 1995 and paid no brokerage commissions for the period from December 14, 1993 (commencement of operations) through September 30, 1994.

         Small Cap Portfolio paid brokerage commissions in the amount of $70,603 for the fiscal year ended September 30, 1995 and $20,835 for the period from October 21, 1993 (commencement of operations) through September 30, 1994.

         Pacific Basin Equity Portfolio paid brokerage commissions in the amount of $192,123 for the fiscal year ended September 30, 1995 and $139,363 for the period from November 1, 1993 (commencement of operations) through September 30, 1994.

         European Equity Portfolio and International Bond Portfolio have not commenced operations as of the fiscal year ended September 30, 1995 and have not paid brokerage commissions.


ITEM 14.  MANAGEMENT OF THE FUND.

         The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Trust. Unless otherwise indicated below, the address of each Trustee and officer is 6 St. James Avenue, Boston, Massachusetts 02116.

                                    TRUSTEES

CHARLES P. BIGGAR (aged 65)-- Trustee; Retired; Director of Chase/NBW Bank Advisory Board; Director, Batemen, Eichler, Hill Richards Inc.; formerly Vice President of International Business Machines and President of the National Services and the Field Engineering Divisions of IBM. His address is 12 Hitching Post Lane, Chappaqua, New York 10514.

         S. LELAND DILL (aged 65) -- Trustee; Retired; Director, Coutts & Company Group; Coutts & Co. (U.S.A.) International; Director, Zweig Series Trust; formerly Partner of KPMG Peat Marwick; Director, Vinters International Company Inc.; General Partner of Pemco (an investment company registered under the 1940 Act). His address is 5070 North Ocean Drive, Singer Island, Florida 33404.

PHILIP SAUNDERS, JR. (aged 60) -- Trustee; Principal, Philip Saunders Associates (Consulting); former Director of Financial Industry Consulting, Wolf & Company; President, John Hancock Home Mortgage Corporation; and Senior Vice President of Treasury and Financial Services, John Hancock Mutual Life Insurance Company, Inc. His address is 445 Glen Road, Weston, Massachusetts 02193.

         PHILIP W. COOLIDGE* (aged 44) -- President and Trustee; Chairman, Chief Executive Officer and President, Signature Financial Group, Inc. ("SFG") (since December, 1988) and Signature Broker-Dealer Services, Inc. ("Signature") (since April, 1989).


                                    OFFICERS

JOHN R. ELDER (aged 47) -- Treasurer; Vice President, SFG (since April, 1995); Treasurer, Phoenix Family of Mutual Funds (prior to April, 1995).

DAVID G. DANIELSON (aged 30) -- Assistant Treasurer; Assistant Manager, SFG (since May, 1991); Graduate Student, Northeastern University (from April, 1990 to March, 1991).

JAMES S. LELKO, JR. (aged 30) -- Assistant Treasurer; Assistant Manager, SFG (since January, 1993); Senior Tax Compliance Accountant, Putnam Companies (since prior to December, 1992).

BARBARA M. O'DETTE (aged 36) -- Assistant Treasurer; Assistant Treasurer, SFG (since December, 1988) and Signature (since April, 1989); Administrative Controller, Massachusetts Financial Services Company (prior to December, 1988).

DANIEL E. SHEA (aged 33) -- Assistant Treasurer; Assistant Manager, SFG (since November, 1993); Supervisor and Senior Technical Advisor, Putnam Investments (prior to 1990).

THOMAS M. LENZ (aged 37) -- Secretary; Vice President and Associate General Counsel, SFG (since November, 1989); Assistant Secretary, Signature (since February, 1991); Attorney, Ropes & Gray (prior to November, 1989).

MOLLY S. MUGLER (aged 44) -- Assistant Secretary; Legal Counsel and Assistant Secretary, SFG (since December, 1988); Assistant Secretary, Signature (since April, 1989).

LINDA T. GIBSON Aged 30) -- Assistant Secretary; Legal Counsel and Assistant Secretary, SFG (since May, 1992); Assistant Secretary, Signature (since October,

1992); student, Boston University School of Law (September, 1989 to May, 1992); Product Manager, SFG (January, 1989 to September, 1989).

ANDRES E. SALDANA (aged 33) -- Assistant Secretary; Legal Counsel, SFG (since November, 1992); Assistant Secretary, Signature (since September, 1993); Attorney, Ropes & Gray (September, 1990 to November, 1992); law student, Yale Law School (September, 1987 to May, 1990).

         Messrs. Coolidge, Danielson, Elder, Lelko, Lenz, Saldana and Shea and Mss. Gibson, Mugler and O'Dette also hold similar positions for other investment companies for which Signature or an affiliate serves as the principal underwriter.

         No person who is an officer or director of Bankers Trust is an officer or Trustee of the Portfolios. No director, officer or employee of Signature or any of its affiliates will receive any compensation from the Portfolios for serving as an officer or Trustee of a Portfolio. The Portfolios pay each Trustee who is not a director, officer or employee of the Adviser, Signature, the administrator or any of their affiliates an annual fee of $10,000, respectively, per annum plus $1,250, respectively, per meeting attended and reimburses them for travel and out-of-pocket expenses. Each Portfolio and Cash Management, Treasury Money, Tax Free Money, NY Tax Free Money, Utility, Short/Intermediate U.S. Government Securities, Intermediate Tax Free, Asset Management and BT Investment Portfolios collectively pay each Trustee who is not a director, officer or employee of the Adviser, the Distributor, the Administrator or any of their affiliates an annual fee of $10,000, respectively, per annum plus $1,250, respectively, per meeting attended and reimburses them for travel and out-of-pocket expenses.

         For the fiscal year ended September 30, 1995, Global High Yield Securities Portfolio accrued Trustees fees equal to $1,563, Latin American Equity Portfolio accrued Trustees fees equal to $1,535, Small Cap Portfolio accrued Trustees fees equal to $1,563 and Pacific Basin Equity Portfolio accrued Trustees fees equal to $1,535.

         As of the fiscal year ended September 30, 1995, European Equity Portfolio and International Bond Portfolio had not commenced investment operations and did not accrue Trustees fees.

         Bankers Trust reimbursed the Portfolios for a portion of their Trustees fees for the period above. See "Investment Advisory and Other Services" and below.

         The Portfolios' Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or the investors in the Portfolio, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolios. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of January 1, 1996, Global High Yield Securities Fund, Latin American Equity Fund, Small Cap Fund and Pacific Basin Equity Fund (each a "Fund"), each a series of shares of BT Investment Funds, each owned approximately 100% of the value of the outstanding interests in the Global High Yield Securities Portfolio, Latin American Equity Portfolio, Small Cap Portfolio and Pacific Basin Equity Portfolio, respectively. As of the same date, Global High Yield Securities Fund, a series of shares of The Leadership Trust, did not own any outstanding interests in Global High Yield Securities Portfolio. Because each Fund controls the corresponding Portfolio, it may take actions without the approval of any other investor in the Portfolios or any other series of the Trust, as the case may be.

         Each Fund has informed the Trust that whenever it is requested to vote on matters pertaining to the fundamental policies of each Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolios will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         The Adviser manages the assets of the Portfolios pursuant to an investment advisory agreement (the "Advisory Agreement"). Subject to such policies as the Board of Trustees of the Trust may determine, the Adviser makes investment decisions for each Portfolio. Bankers Trust will: (i) act in strict conformity with the Trust's Declaration of Trust, the 1940 Act and the Investment Advisors Act of 1940, as the same may from time to time be amended;
(ii) manage each Portfolio in accordance with each Portfolio's investment objectives, restrictions and policies as stated herein; (iii) make investment decisions for each Portfolio; and (iv) place purchase and sale orders for securities and other financial instruments on behalf of each Portfolio.

         The Adviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for each Portfolio. The Advisory Agreement will continue in effect if such continuance is specifically approved at least annually by the Board of Trustees or by a majority vote of the investors in each Portfolio (with the vote of each being in proportion to the amount of its investment), and, in either case, by a majority of the Trust's Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

         The Advisory Agreement is terminable with respect to each Portfolio without penalty on 60 days' written notice by each Portfolio when authorized either by majority vote of the investors in each Portfolio (with the vote of each being in proportion to the amount of its investment), or by a vote of a majority of the Trust's Board of Trustees, or by the Adviser, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Adviser not its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for wilful misfeasance, bad faith or gross negligence or of reckless disregard of its or their obligations and duties under the Advisory Agreement.

         In compensation for investment advisory services provided to Latin American Equity Portfolio, Bankers Trust aggregated $173,145 for the fiscal year ended September 30, 1995 and $102,872 for the period from October 25, 1993 (commencement of operations) through September 30, 1994. During the same periods, Bankers Trust reimbursed $138,351 and $81,307, respectively, to that Portfolio to cover expenses.

         In compensation for investment advisory services provided to Global High Yield Securities Portfolio, Bankers Trust aggregated $141,692 for the fiscal year ended September 30, 1995 and $66,073 for the period from December 14, 1993 (commencement of operations) through September 30, 1994. During the same periods, Bankers Trust reimbursed $78,840 and $48,741, respectively to that Portfolio to cover expenses.

         In compensation for investment advisory services provided to Small Cap Portfolio, Bankers Trust aggregated $389,015 for the fiscal year ended September 30, 1995 and $69,420 for the period from October 21, 1993 (commencement of operations) through September 30, 1994. During the same periods, Bankers Trust reimbursed $111,862 and $41,110, respectively, to that Portfolio to cover expenses.

         In compensation for investment advisory services provided to Pacific Basin Equity Portfolio, Bankers Trust aggregated $173,591 for the fiscal year ended September 30, 1995 and $116,020 for the period from November 1, 1993 (commencement of operations) through September 30, 1994. During the same periods, Bankers Trust reimbursed $47,338 and $40,461, respectively, to that Portfolio to cover expenses.

         As of the fiscal year ended September 30, 1995, European Equity Portfolio and International Bond Portfolio had not commenced investment operations and did not accrue investment advisory fees.

         Bankers Trust has entered into a sub-investment advisory agreement (the "Sub-Advisory Agreement") with BT Fund Managers International Limited ("BT Fund Managers International") a wholly owned subsidiary of Bankers Trust Australia Limited ("BTAL") in Sydney. BTAL is a wholly owned subsidiary of Bankers Trust New York Corporation. Under the Sub-Advisory Agreement, Bankers Trust may receive investment advice and research services with respect to companies based in the Pacific Basin and may grant BT Fund Managers International investment management authority as well as the authority to buy and sell securities if

Bankers Trust believes it would be beneficial to Pacific Basin Equity Portfolio.

         BTAL, which was granted a banking license in 1986, is the parent of Bankers Trust Australia Group which has offices is Sydney, Melbourne, Perth, Brisbane, Adelaide, London and Hong Kong. A representative office of Bankers Trust Company was opened in Australia in 1966 and Australian merchant banking operations commences in 1969. A related organization, Bankers Trust New Zealand Limited, was established in 1986. Although BTAL has not previously served as investment adviser for a registered investment company, BTAL provides investment services for a range of clients.

         Pursuant to an administration and services agreement (the "Administration Agreement"), Bankers Trust provides administration services to the Trust. Under the Administration Agreement, Bankers Trust is obligated on a continuous basis to provide such administrative services as the Board of Trustees reasonably deems necessary for the proper administration of the Trust. Bankers Trust will generally assist in all aspects of the Trust's operations; supply and maintain the Trust with office facilities, statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents of the Trust), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the Securities and Exchange Commission (the "SEC"); supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust's Declaration of Trust, by-laws, investment objectives and policies and with federal and state securities laws; arrange for appropriate insurance coverage; calculate the net asset value, net income and realized capital gains or losses of the Portfolios; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others retained by the Trust to supply services to the Trust and/or the investors in the Portfolios.

         Pursuant to a sub-administration agreement (the "Sub-Administration Agreement"), Signature performs such sub-administration duties for the Trust as from time to time may be agreed upon by Bankers Trust and Signature. The Sub-Administration Agreement provides that Signature will receive such compensation as from time to time may be agreed upon by Signature and Bankers Trust. All such compensation will be paid by Bankers Trust.

         Bankers Trust also provides fund accounting, transfer agency and custodian services to the Trust and the Portfolios, pursuant to the Administration Agreement.

         For the fiscal year ended September 1995 and the fiscal period from October 25, 1993 (commencement of operations) through September 30, 1994, Bankers Trust aggregated $34,629 and $20,574, respectively, in compensation for administrative and other services provided to Latin American Equity Portfolio.

         For the fiscal year ended September 1995 and the fiscal period from December 14, 1993 (commencement of operations) through September 30, 1994, Bankers Trust aggregated $35,423 and $16,518, respectively, in compensation for administrative and other services provided to Global High Yield Securities Portfolio.

         For the fiscal year ended September 1995 and the fiscal period from October 21, 1993 (commencement of operations) through September 30, 1994, Bankers Trust aggregated $59,848 and $10,680, respectively, in compensation for administrative and other services provided to Small Cap Portfolio.

         For the fiscal year ended September 1995 and the fiscal period from November 1, 1993 (commencement of operations) through September 30, 1994, Bankers Trust aggregated $57,864 and $38,673, respectively, in compensation for administrative and other services provided to Pacific Basin Equity Portfolio.

         As of the fiscal year ended September 30, 1995, European Equity Portfolio and International Bond Portfolio had not commenced investment operations and did not accrue administrative fees.

         Bankers Trust reimbursed each Portfolio for a portion of its administrative and services fees for the period above. See "Investment Advisory and Other Services" above.

         Coopers & Lybrand L.L.P. are the independent certified public accountants for the Trust, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC. The principal business address of Coopers & Lybrand L.L.P. is 1100 Main, Suite 900, Kansas City, Missouri 64105.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Adviser seeks to evaluate the overall reasonableness of the brokerage commissions paid (to the extent applicable) in placing orders for the purchase and sale of securities for the Portfolios taking into account such factors as price, commission (negotiable in the case of national securities exchange transactions), if any, size of order, difficulty of execution and skill required of the executing broker-dealer through familiarity with commissions charged on comparable transactions, as well as by comparing commissions paid by the Portfolios to reported commissions paid by others. The Adviser reviews on a routine basis commission rates, execution and settlement services performed, making internal and external comparisons.

         The Adviser is authorized, consistent with Section 28(e) of the Securities Exchange Act of 1934, when placing portfolio transactions for the Portfolios with a broker to pay a brokerage commission (to the extent applicable) in excess of that which another broker might have charged for effecting the same transaction on account of the receipt of research, market or statistical information. The term "research, market or statistical information" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.

         Consistent with the policy stated above, the Rules of Fair Practice of the NASD and such other policies as the Trust's Trustees may determine, the Adviser may consider sales of securities of other investment company clients of Bankers Trust as a factor in the selection of broker-dealers to execute portfolio transactions. Bankers Trust will make such allocations if commissions are comparable to those charged by nonaffiliated, qualified broker-dealers for similar services.

         Higher commissions may be paid to firms that provide research services to the extent permitted by law. Bankers Trust may use this research information in managing the Portfolios' assets, as well as the assets of other clients.

         Except for implementing the policies stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. In effecting transactions in over-the-counter securities, orders are placed with the principal market-makers for the security being traded unless, after exercising care, it appears that more favorable results are available otherwise.

         Although certain research, market and statistical information from brokers and dealers can be useful to the Portfolios and to the Adviser, it is the opinion of the management of the Portfolios that such information is only supplementary to the Adviser's own research effort, since the information must still be analyzed, weighed and reviewed by the Adviser's staff. Such information may be useful to the Adviser in providing services to clients other than the Portfolios, and not all such information is used by the Adviser in connection with the Portfolios. Conversely, such information provided to the Adviser by brokers and dealers through whom other clients of the Adviser effect securities transactions may be useful to the Adviser in providing services to the Portfolios.

         In certain instances there may be securities which are suitable for the Portfolios as well as for one or more of the Adviser's other clients. Investment decisions for the Portfolios and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolios are concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will produce better executions for the Portfolios.

         Latin American Equity Portfolio paid brokerage commissions in the amount of $202,130 for the fiscal year ended September 30, 1995, and $188,008 for the period from October 25, 1993 (commencement of operations) through September 30, 1994.

         Global High Yield Securities Portfolio paid brokerage commissions in the amount of $5,653 for the fiscal year ended September 30, 1995 and paid no brokerage commissions for the period from December 14, 1993 (commencement of operations) through September 30, 1994.

         Small Cap Portfolio paid brokerage commissions in the amount of $20,853 for the fiscal year ended September 30, 1995 and $20,835 for the period from October 21, 1993 (commencement of operations) through September 30, 1994.

         Pacific Basin Equity Portfolio paid brokerage commissions in the amount of $192,123 for the fiscal year ended September 30, 1995 and $139,363 for the period from November 1, 1993 (commencement of operations) through September 30, 1994.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate PRO RATA in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of the Portfolios, investors are entitled to share PRO RATA in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred.

         Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

         The Trust is organized as a trust under the laws of the State of New York. Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.

         The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share PRO RATA in the net assets of that series available for distribution to investors.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

         Each Portfolio determines its net asset value as of 4:00 p.m., New York time, on each day on which the NYSE is open for trading ("Fund Business Day"), by dividing the value of each Portfolio's net assets (I.E., the value of its securities and other assets less its liabilities, including expenses payable or accrued) by the value of the investment of the investors in each Portfolio at the time the determination is made. (As of the date of this Registration Statement, the NYSE is both open every weekday except for: (a) the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day; and (b) the preceding Friday of the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

         Equity and debt securities (other than short-term debt obligations maturing in 60 days or less), including listed securities and securities for which price quotations are available, will normally be valued on the basis of market valuations furnished by a pricing service. Short-term debt obligations and money market securities maturing in 60 days or less are valued at amortized cost, which approximates market. Other assets are valued at fair value using methods determined in good faith by the Board of Trustees.

ITEM 20.  TAX STATUS.

         The Trust is organized as a trust under New York law. Under the anticipated method of operation of the Trust, the Portfolios will not be subject to any income tax. However each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Trust's taxable year-end is December 31. Although, as described above, each Portfolio will not be subject to federal income tax, the Trust will file appropriate income tax returns with respect to each Portfolio.

         It is intended that the assets, income and distributions of the Portfolios will be managed in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in that Portfolio.

         There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to the Portfolios. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolios.

         Foreign Securities. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Portfolio's assets to be invested in various countries will vary.

         If each Portfolio is liable for foreign taxes, and if more than 50% of the value of each Portfolio's total assets at the close of its taxable year consists of stocks or securities of foreign corporations, it may make an election pursuant to which certain foreign taxes paid by it would be treated as having been paid directly by its investors. Pursuant to such election, the amount of foreign taxes paid will be included in the income of each Portfolio's investors, and such investors (except tax-exempt investors) may, subject to certain limitations, claim either a credit or deduction for the taxes. Each such investor will be notified after the close of each Portfolio's taxable year whether the foreign taxes paid will "pass through" for that year and, if so, such notification will designate (a) the investor's portion of the foreign taxes paid to each such country and (b) the portion which represents income derived from sources within each such country.

         The amount of foreign taxes for which an investor may claim a credit in any year will generally be subject to a separate limitation for "passive income," which includes, among other items of income, dividends, interest and certain foreign currency gains. Because capital gains realized by each Portfolio on the sale of foreign securities will be treated as U.S.-source income, the available credit of foreign taxes paid with respect to such gains may be restricted by this limitation.

ITEM 21. UNDERWRITERS.

         The placement agent for the Trust is Signature, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         The following financial statements for each Portfolio have been filed with the SEC pursuant to section 30(b) of the 1940 Act and Rule 30b2-1 thereunder and are hereby incorporated herein by reference.

BT INVESTMENT PORTFOLIOS - LATIN AMERICAN EQUITY PORTFOLIO

         Statement of Assets and Liabilities, September 30, 1995 Statement of Operations for the year ended September 30, 1995 Statement of Changes in Net Assets for the year ended September 30, 1995 and the period from October 25, 1993 (commencement of operations) through September 30, 1994

         Financial Highlights: Supplemental data for the period indicated Schedule of Portfolio of Investments, September 30, 1995
         Notes to Financial Statements
         Report of Independent Accountants

BT INVESTMENT PORTFOLIOS - GLOBAL HIGH YIELD SECURITIES PORTFOLIO

         Statement of Assets and Liabilities, September 30, 1995 Statement of Operations for the year ended September 30, 1995 Statement of Changes in Net Assets for the year ended September 30, 1995 and the period from December 14, 1993 (commencement of operations) through September 30, 1994 Financial Highlights: Selected ratios and supplemental data for the period indicated Schedule of Portfolio of Investments, September 30, 1995 Notes to Financial Statements Report of Independent Accountants

BT INVESTMENT PORTFOLIOS - SMALL CAP PORTFOLIO

         Statement of Assets and Liabilities, September 30, 1995 Statement of Operations for the year ended September 30, 1995 Statement of Changes in Net Assets for the year ended September 30, 1995 and the period from October 21, 1993 (commencement of operations) through September 30, 1994 Financial Highlights: Selected ratios and supplemental data for the period indicated Schedule of Portfolio of Investments, September 30, 1995 Notes to Financial Statements Report of Independent Accountants

BT INVESTMENT PORTFOLIOS - PACIFIC BASIN EQUITY PORTFOLIO

         Statement of Assets and Liabilities, September 30, 1995 Statement of Operations for the year ended September 30, 1995 Statement of Changes in Net Assets for the year ended September 30, 1995 and the period from November 1, 1993 (commencement of operations) through September 30, 1994 Financial Highlights: Selected ratios and supplemental data for the period indicated Schedule of Portfolio of Investments, September 30, 1995 Notes to Financial Statements Report of Independent Accountants

BT0416B
                            BT INVESTMENT PORTFOLIOS
                     GLOBAL HIGH YIELD SECURITIES PORTFOLIO
                         LATIN AMERICAN EQUITY PORTFOLIO
                               SMALL CAP PORTFOLIO
                         PACIFIC BASIN EQUITY PORTFOLIO
                            EUROPEAN EQUITY PORTFOLIO
                          INTERNATIONAL BOND PORTFOLIO

                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS

                  The financial statements called for by this Item are included in Part B and listed in Item 23 hereof.

         (B)      EXHIBITS

         1.       Declaration of Trust of the Registrant.3

         2.       By-Laws of the Registrant.3

         5(A). Investment Advisory Agreement between the Registrant and Bankers Trust Company ("Bankers Trust").3

         5(B). Sub-Investment Advisory Agreement between Bankers Trust and BT Fund Managers International Limited.2

         9. Administration and Services Agreement between the Registrant and Bankers Trust.1

         13.      Investment representation letters of initial investors.1,4

         17.      Financial Data Schedules.4,5


         1Incorporated by reference to the Registrant's Registration Statement as filed with the Commission on June 7, 1993.

         2Incorporated by reference to Amendment No. 3 to the Registrant's Registration Statement as filed with the Commission on September 20, 1993.

         3Incorporated by reference to Amendment No. 9 to the Registrant's Registration Statement as filed with the Commission on August 1, 1995.

         4Incorporated by reference to Amendment No. 10 to the Registrant's Registration Statement as filed with the Commission on January 12, 1996.

         5Filed herewith.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  Not applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

                           (1)
            (2)
     TITLE OF CLASS                               NUMBER OF RECORD HOLDERS
    Series of Beneficial Interests                (as of January 12, 1996)

         Liquid Assets Portfolio                                       2
         Growth and Income Portfolio                                   0
         100% Treasury Portfolio                                       0
         Asset Management Portfolio II                                 1
         Asset Management Portfolio III                                1
         Global High Yield Securities Portfolio                        1
         Latin American Equity Portfolio                               1
         Small Cap Portfolio                                           1
         European Equity Portfolio                                     0
         Pacific Basin Equity Portfolio                                1
         International Bond Portfolio                                  0
         U. S. Bond Index Portfolio                                    1
         Equity 500 Equal Weighted Index Portfolio                     1
         Small Cap Index Portfolio                                     1
         EAFE(R)Equity Index Portfolio                                 1

ITEM 27.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

         The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         Bankers Trust serves as investment adviser to each Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

         To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust New

York Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 280 Park Avenue, New York, New York 10015.

NAME AND PRINCIPAL BUSINESS ADDRESS, PRINCIPAL OCCUPATION AND OTHER INFORMATION

George B. Beitzel, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Retired Senior Vice President and Director, Member of Advisory Board of International Business Machines Corporation. Director of Bankers Trust and Bankers Trust New York Corporation. Director of FlightSafety International, Inc. Director of Phillips Petroleum Company. Director of Roadway Services, Inc. Director of Rohm and Hass Company.

William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman of the Board and Chief Executive Officer, J.C. Penney Company, Inc. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Exxon Corporation, Halliburton Company and Warner-Lambert Corporation.

Jon M. Huntsman, Huntsman Chemical Corporation, 2000 Eagle Gate Tower, Salt Lake City, UT 84111. Chairman and Chief Executive Officer, Huntsman Chemical Corporation, Director of Bankers Trust and Bankers Trust New York Corporation. Chairman of Constar Corporation, Huntsman Corporation, Huntsman Holdings Corporation and Petrostar Corporation. President of Autostar Corporation, Huntsman Polypropylene Corporation and Restar Corporation. Director of Razzleberry Foods Corporation and Thiokol Corporation. General Partner of Huntsman Group Ltd., McLeod Creek Partnership and Trustar Ltd.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Partner, Akin, Gump, Strauss, Hauer & Feld, LLP. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of American Express Company, Corning Incorporated, Dow Jones, Inc., J.C. Penney Company, Inc., RJR Nabisco Inc., Revlon Group Incorporated, Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation.

Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10017. Chairman of the Executive Committee, Philip Morris Companies Inc. Director of Bankers Trust and Bankers Trust New York Corporation. Director of The News Corporation Limited.

Donald F. McCullough, Collins & Aikman Corporation, 210 Madison Avenue, New York, NY 10016. Chairman Emeritus, Collins & Aikman Corporation. Director of Bankers Trust and Bankers Trust New York Corporation. Director of Massachusetts Mutual Life Insurance Co. and Melville Corporation.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Former President, Co-Chief Executive Officer and Director of Time Warner Inc. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Xerox Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group. Director of Bankers Trust and Bankers Trust New York Corporation. Also Director of Allied-Signal Inc., Contel Cellular, Inc., Federal Home Loan Mortgage Corporation, GTE Corporation, Goodyear Tire & Rubber Company, Imasco Limited, May Department Stores Company and Safeguard Scientifics, Inc. Member, Radnor Venture Partners Advisory Board.

Didier Pineau-Valencienne, Schneider S.A., 4 Rue de Longchamp, 75116 Paris, France. Chairman and Chief Executive Officer, Schneider S.A. Director and member of the European Advisory Board of Bankers Trust and Director of Bankers Trust New York Corporation. Director of AXA (France) and Equitable Life Assurance Society of America, Arbed (Luxembourg), Banque Paribas (France), Ciments Francais (France), Cofibel (Belgique), Compagnie Industrielle de Paris (France), SIAPAP, Schneider USA, Sema Group PLC (Great Britain), Spie- Batignolles, Tractebel (Belgique) and Whirlpool. Chairman and Chief Executive Officer of Societe Parisienne d'Entreprises et de Participations.

Charles S. Sanford, Jr., Bankers Trust Company, 280 Park Avenue, New York, NY 10017. Chairman of the Board of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Mobil Corporation and J.C. Penney Company, Inc.

Eugene B. Shanks, Jr., Bankers Trust Company, 280 Park Avenue, New York, NY 10017. President of Bankers Trust and Bankers Trust New York Corporation.

Patricia Carry Stewart, c/o Office of the Secretary, 280 Park Avenue, New York, NY 10017. Former Vice President, The Edna McConnell Clark Foundation. Director of Bankers Trust and Bankers Trust New York Corporation. Director, Borden Inc., Continental Corp. and Melville Corporation.

George J. Vojta, Bankers Trust Company, 280 Park Avenue, New York, NY 10017. Vice Chairman of the Board of Bankers Trust and Bankers Trust New York Corporation. Director of Northwest Airlines and Private Export Funding Corp.


ITEM 29.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                  NAME                                      ADDRESS
Signature Broker-Dealer                                      6 St. James Avenue
Services, Inc.                                               Boston, MA  02116
  (placement agent)

Bankers Trust Company                                        280 Park Avenue
  (investment adviser, administrator,                        New York, NY  10017
  custodian, transfer agent)

Investors Fiduciary Trust Company           127 West 10th Street
                                            Kansas City, MO  64105

BT Fund Managers International Ltd.         Commonwealth Park Building, Level 23
  (investment sub-advisor for               367 Collins Street
  Pacific Basin Equity Portfolio)           Melbourne, Victoria
                                            Australia  32000

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 29th day of January, 1996.

BT INVESTMENT PORTFOLIOS
By: /S/  Thomas M. Lenz
Thomas M. Lenz
Secretary